 Filed Pursuant to Rule 424(b)(5)
 Registration File No. 333-209513
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 12, 2016)
$20,500,000
7.25% Convertible Senior Notes due 2024

We are offering $20,500,000 aggregate principal amount of our 7.25% convertible senior notes due 2024 (the “notes”). The notes will bear interest at a rate of 7.25% per year, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2017. The notes will mature on April 30, 2024, unless earlier repurchased, redeemed or converted.
The $20,500,000 aggregate principal amount of notes being offered hereby constitute a further issuance of and are fungible with the $87,500,000 aggregate principal amount of our 7.25% convertible senior notes due 2024 that we issued on April 25, 2017 (the “Initial Notes”) and form a single series of securities with the Initial Notes. The notes will have terms identical to the Initial Notes, other than issue date, offering price and the first interest payment date being October 15, 2017 instead of July 15, 2017, and will have the same CUSIP number as, and will be fungible with and vote together with, the Initial Notes immediately upon issuance.
Holders may convert their notes at their option prior to April 30, 2023 only under the following circumstances:
•
if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•
during the five consecutive business days immediately after any five consecutive trading day period in which the trading price per $25.00 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•
if we call any or all of the notes for redemption at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and

•
if we make certain distributions on shares of our common stock or engage in certain specified corporate transactions.

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, April 30, 2023 to, and including, the business day immediately preceding the maturity date. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.
The conversion rate will initially equal 1.6290 shares of our common stock per $25.00 principal amount of notes (equivalent to a conversion price of approximately $15.35 per share of our common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. Following the occurrence of a make-whole fundamental change or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder that converts its notes in connection with such make-whole fundamental change or notice of redemption, as the case may be.
We may not redeem the notes prior to April 30, 2022. We may redeem for cash all or any portion of the notes, at our option, on or after April 30, 2022 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” will be provided for the notes.
If we undergo a fundamental change, holders may require us to purchase the notes, in whole or in part, for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
The notes will be our senior direct unsecured obligations and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness; effectively junior in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries.
The Initial Notes are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “AJXA.” On August 14, 2017, the last sale price of the Initial Notes as reported on the NYSE was $26.06 per note. We have applied to list the notes offered hereby on the NYSE under the same ticker symbol. Following this offering, the notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Our common stock is listed on the NYSE under the ticker symbol “AJX.” On August 14, 2017, the last sale price of our common stock as reported on the NYSE was $14.48 per share.
Investing in our notes involves certain risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before making an investment in our notes.
We elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (“REIT”) beginning with our taxable year ended December 31, 2014. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code and that our current intended manner of operation enables us to meet the requirements for taxation as a REIT for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, ownership of our common stock by any person is generally limited to 9.8% of our outstanding common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer” beginning on page 17 of the accompanying prospectus.
We are an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”) and are subject to reduced public company reporting requirements.
Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	$25.70	$21,074,000
Underwriting discounts and commissions	$0.75	$615,000
Proceeds, before expenses, to us	$24.95	$20,459,000

We expect that the notes will be ready for delivery in book-entry-only form through The Depository Trust Company on August 18, 2017.

RAYMOND JAMES	JMP SECURITIES
The date of this prospectus supplement is August 14, 2017

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the additional information described in this prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in this offering.
If information varies between this prospectus supplement and the accompanying prospectus, you should rely only on such information in this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, the statements made in the accompanying prospectus, or such an earlier filing, as applicable, are deemed modified or superseded by the statements made in this prospectus supplement.
In various places in this prospectus supplement and the accompanying prospectus we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.
In this prospectus supplement, unless the context indicates otherwise, references to “Great Ajax,” “we,” “the company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Great Ajax Corp. and references to “Operating Partnership” refers to Great Ajax Operating Partnership L.P., a Delaware limited partnership.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE INFORMATION CONTAINED IN ANY FREE WRITING PROSPECTUS THAT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN, AND ANY FREE WRITING PROSPECTUS THAT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH THIS OFFERING, IS ACCURATE ONLY AS OF THE RESPECTIVE DATES OF SUCH INFORMATION, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY SUCH FREE WRITING PROSPECTUS OR ANY SALES OF THE NOTES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any free writing prospectus that we have authorized for use in connection with this offering within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:
•
our ability to implement our business strategy;

•
difficulties in identifying re-performing loans (“RPLs”), small balance commercial mortgage loans (“SBC loans”) and properties to acquire;

•
the impact of changes to the supply of, value of and the returns on RPLs and SBC loans;

•
our ability to compete with our competitors;

•
our ability to control our costs;

•
the impact of changes in interest rates and the market value of the collateral underlying our RPL and non-performing loan (“NPL”) portfolios or of our other real estate assets;

•
our ability to convert NPLs into performing loans, or to modify or otherwise resolve such loans;

•
our ability to convert NPLs to properties that can generate attractive returns either through sale or rental;

•
our ability to obtain financing arrangements on favorable terms, or at all;

•
our ability to retain our engagement of Thetis Asset Management LLC (our “Manager”);

•
the failure of Gregory Funding LLC (our “Servicer”) to perform its obligations under the Servicing Agreement;

•
general volatility of the capital markets;

•
the impact of adverse real estate, mortgage or housing markets and changes in the general economy;

•
changes in our business strategy;

•
our failure to qualify or maintain qualification as a REIT;

•
our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•
our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and

•
the impact of adverse legislative or regulatory tax changes.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many events or factors, not all of which are known to us. Some of these factors are described in “Risk Factors” beginning on page S-11 of this prospectus supplement and page 3 of the accompanying prospectus, and are set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other filings under the Exchange Act (which are incorporated by reference into this prospectus supplement). These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC could cause our actual results to differ materially from those included in any forward-looking statements we make. All forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and we do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY
This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before buying the notes in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.
Our Company
We are a Maryland corporation and are organized and operated in a manner intended to allow us to qualify as a REIT. We primarily target RPLs, including residential mortgage loans and SBC loans. RPLs are mortgage loans on which at least five of the seven most recent payments have been made, or the most recent payment has been made and accepted pursuant to an agreement, or the full dollar amount, to cover at least five payments has been paid in the last seven months. The SBC loans that we opportunistically purchase or originate have a principal balance of up to $5 million and are secured by multi-family residential and commercial mixed use retail/residential properties on which at least five of the seven most recent payments have been made, or the most recent payment has been made and accepted pursuant to an agreement, or the full dollar amount, to cover at least five payments has been paid in the last seven months. Additionally, we may invest in single-family and smaller commercial properties directly through a foreclosure event of a loan in our mortgage portfolio or smaller commercial properties through a direct acquisition. Historically, we have also targeted investments in NPLs. NPLs are loans on which the most recent three payments have not been made. While we may acquire NPLs from time to time and continue to manage the NPLs on our balance sheet, this asset class is no longer a strategic acquisition target.
Our RPLs and NPLs are serviced by our Servicer, an affiliated entity. We seek to acquire loans at significant discounts to our estimates of the value of the underlying real estate and of the unpaid principal balance (“UPB”) of the loan. Unlike other loan acquirers, who often rely on pooled estimates in analyzing and pricing portfolios, our Manager uses proprietary models and data developed by its affiliates to evaluate individual assets and to help determine cities, neighborhoods and properties that it believes will experience home price appreciation (“HPA”). These proprietary analytics have inputs for economic and demographic data that include changes in unemployment rates, median household incomes, housing starts, crime rates, education, electoral participation and other variables that we believe closely correlate to property values. The proprietary models predict probabilistic future cash flows for each loan we seek to acquire. Factors affecting our cash flow projections include resolution method, resolution timeline, foreclosure costs, rehabilitation costs and eviction costs. The database for these proprietary models contains foreclosure timelines on an individual county basis and, in some instances, also on an individual judge basis. We believe that these proprietary models permit us to acquire loans at prices we and our Manager believe represent a discount to UPB and current property values in non-auction purchases.
We generally securitize our mortgage loans and retain subordinated securities from our securitizations. We also hold “real estate-owned” properties (“REO”) acquired upon the foreclosure or other settlement of our owned NPLs, as well as through outright purchases. Our REO consists principally of single-family homes, although we also may own smaller commercial properties. Our resolution methods are tailored to each loan, based on our Servicer’s detailed analytics, and include, among others, loan modification, forbearance agreements, foreclosure, short sale and deed-in-lieu of foreclosure. In the event of foreclosure, our Manager determines, in part based on the information obtained from the Servicer regarding historical experience, whether to seek to sell any REO asset or to hold the multi-family and to a lesser extent, single family, REO as rental property. We conduct some of these activities through a taxable REIT subsidiary (“TRS”). As part of our integrated approach, the Servicer focuses on understanding each borrower’s situation and working closely with the borrower to determine the most appropriate resolution for both parties. We believe that purchasing RPLs at significant discounts to UPB and underlying property values, as well as working, through our Servicer, to support continuing or new payments by borrowers, allows us to achieve our targeted returns. However, if actual results differ from our assumptions, particularly if the value of the underlying properties were to decrease significantly, we may not achieve our targeted returns.
We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2014. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code, and that our current intended manner of operation enables us to continue to meet the requirements for taxation as a REIT.
Our principal offices are located at 9400 SW Beaverton-Hillsdale Hwy, Suite 131, Beaverton, OR 97005. Our telephone number is 503-505-5670. Our web address is www.great-ajax.com. The information on our website does not constitute a part of this prospectus supplement.
Recent Developments
On July 24, 2017, our Board of Directors declared a dividend of  $0.30 per share of common stock, which will be payable on August 30, 2017 to common stockholders of record as of August 15, 2017. This dividend resulted in an adjustment to the initial conversion rate of the Initial Notes from 1.6267 to 1.6290 shares of common stock per $25.00 principal amount of notes. The conversion rate of the notes will be subject to further adjustment under certain circumstances. See “Description of Notes — Adjustments to the Conversion Rate.”

THE OFFERING
Issuer
Great Ajax Corp.
Notes
$20,500,000 aggregate principal amount of 7.25% convertible senior notes due 2024.
Fungibility
The notes will be consolidated, form a single series, and be fully fungible with the Initial Notes.
Maturity date
April 30, 2024, unless earlier repurchased, redeemed or converted.
Issue price
102.80% of the aggregate principal amount.
Interest rate; interest payment dates
We will pay interest on the notes at a rate of 7.25% per annum payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2017. Interest will accrue on the notes from, and including, July 15, 2017 or from and including, the last date in respect of which interest has been paid or provided for, as the case may be. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes — Events of Default.”
Ranking
The notes will be our senior direct unsecured obligations and will not be guaranteed by any of our subsidiaries. The notes will rank:
•
equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness, including the Initial Notes;

•
effectively junior in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries.

As of June 30, 2017, our total consolidated indebtedness was approximately $850.3 million, $768.2 million of which was secured indebtedness of our subsidiaries to which the notes would have been effectively and structurally subordinated. Our secured borrowings are issued through securitization trusts and are callable debt secured by our mortgage loans in the ordinary course of business. The secured borrowings are structured as debt financings, and the loans remain on our balance sheet as we are the primary beneficiary of the securitization trusts, which are variable interest entities (“VIEs”). The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Conversion rights
Holders may convert their notes at their option prior to April 30, 2023 only under the following circumstances
•
if the closing sale price of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;

•
during the five consecutive business days immediately after any five consecutive trading day period in which the trading price per $25.00 principal amount of the notes for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day;

•
if we call any or all of the notes for redemption at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; and

•
if we make certain distributions on shares of our common stock or engage in certain specified corporate transactions.

In addition, the notes will be convertible irrespective of the foregoing circumstances from, and including, April 30, 2023 to, and including, the business day immediately preceding the maturity date.
The conversion rate will initially equal 1.6290 shares of our common stock per $25.00 principal amount of notes (equivalent to a conversion price of approximately $15.35 per share of our common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described in this prospectus supplement. See “Description of Notes — Conversion Rights.”
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock (excluding cash paid in lieu of any fractional share), the amount of cash and shares of our common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated for each trading day in a 40 trading day observation period (as described herein). See “Description of

Notes — Settlement Upon Conversion.” At any time on or prior to the 43rd business day immediately preceding the maturity date, we may make an irrevocable election to satisfy our conversion obligation by (x) delivering solely shares of our common stock or (y) paying cash up to the aggregate principal amount of the notes to be converted and delivering shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation in excess of the aggregate principal amount of the notes being converted. See “Description of Notes — Irrevocable Election of Full Physical Settlement” and “Description of Notes — Irrevocable Election of Net Share Settlement.”
In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will increase, in certain circumstances, the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be, as described under “Description of Notes —  Adjustment to Conversion Rate Upon the Occurrence of a Make-whole Fundamental Change or Notice of Redemption.”
Optional redemption; no sinking fund
Prior to April 30, 2022 the notes will not be redeemable. The notes will be subject to redemption, at our option, in whole or in part, on or after April 30, 2022 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price payable in cash and equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
No sinking fund will be provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental change
If we undergo a fundamental change as further described in this prospectus supplement, holders may require us to purchase the notes, in whole or in part, for cash at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date. See “Description of Notes — Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”

Book-entry form
The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Listing
The Initial Notes are listed on the NYSE under the ticker symbol “AJXA.” We have applied to list the notes offered hereby on the NYSE under the same ticker symbol.
Our shares of common stock are listed on the NYSE under the symbol “AJX.”
U.S. federal income tax considerations
For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of our common stock, if any, into which the notes are convertible, see “Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.
Use of proceeds
The net proceeds from this offering will be approximately $20.5 million (after deduction of underwriting discounts and commissions but before deduction of expenses). We intend to contribute all of the net proceeds of this offering to our Operating Partnership to acquire additional mortgage loans and mortgage-related assets consistent with our investment strategy and for general corporate purposes. See “Use of Proceeds.”
Restrictions on ownership and transfer
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of our common stock, unless our board of directors waives or modifies this ownership limit. We have previously granted limited waivers of this prohibition and, subject to the approval of our board of directors, we may grant additional waivers at any time, including in connection with this offering. For purposes of the ownership limit contained in our charter, ownership of the notes will be deemed to be ownership of the common stock issuable upon conversion of the notes. Accordingly, subject to certain exceptions, the indenture provides that, notwithstanding any other provision of the indenture, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Ownership Limitation (as such term is defined in this prospectus supplement). Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such converting holder violating the Ownership Limitation. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions.
Risk factors
Investing in our notes involves a high degree of risk and the purchasers of our notes may lose their entire investment. See “Risk Factors” on page S-11 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our notes.
Trustee, paying agent and conversion agent
Wilmington Savings Fund Society, FSB

RISK FACTORS
In addition to other information contained in this prospectus supplement, the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including (i) in our Annual Report on Form 10-K for the year ended December 31, 2016 and (ii) in the documents filed by us with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks.
As used in this section of the prospectus, the term “notes” includes the Initial Notes, unless the context requires otherwise.
We expect that the trading price of the notes will be significantly impacted by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.
We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control. For example, the trading price of the notes will increase with the market price and volatility of our common stock. We cannot, however, predict whether the market price of our common stock will rise or fall or whether the volatility of our common stock will continue at its historical level. In addition, general market conditions, including the level of, and fluctuations in, the market price of stocks generally, may affect the market price and the volatility of our common stock. Moreover, we may or may not choose to take actions that could influence the volatility of our common stock.
Likewise, if interest rates, or expected future interest rates, rise during the term of the notes, the yield of the notes will likely decrease, but the value of the convertibility option embedded in the notes will likely increase. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes. Furthermore, the trading price of the notes will likely be significantly impacted by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.
The claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee the notes. In addition, we are a holding company with minimal independent operations. Our ability to repay our debt, including the notes, depends on the performance of our subsidiaries and their ability to make distributions to us.
The notes will not be guaranteed by any of our subsidiaries. Accordingly, none of our subsidiaries is currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Consequently, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred stockholders of these subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due. In addition, any payment of dividends, distributions or loans to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate.
As of June 30, 2017, the notes would have been structurally subordinated to $768.2 million of indebtedness of our subsidiaries to third parties (excluding trade payables and other liabilities).
The notes are unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing such indebtedness.
As of June 30, 2017, we had $768.2 million of secured indebtedness. We issue, through securitization trusts, callable debt secured by our mortgage loans in the ordinary course of business. The secured borrowings are structured as debt financings, and the loans remain on our balance sheet as we are the primary beneficiary of the securitization trusts which are VIEs. These secured borrowing VIEs are structured as pass-through entities that receive principal and interest on the underlying mortgages and distribute those payments to the holders thereof. Our exposure to the obligations of the VIEs is generally limited to our investments in the entities; the creditors do not have recourse to the primary beneficiary. However, secured creditors are entitled to the proceeds from the sale or other disposition of assets securing their indebtedness in satisfaction of such indebtedness before any of such assets or proceeds become available to unsecured creditors. Accordingly, claims of holders of the notes will be subordinated to our secured creditors to the extent of the value of the assets securing our secured indebtedness.
Servicing the notes requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.
As of June 30, 2017, our total consolidated indebtedness was approximately $850.3 million, including $82.1 million carrying value of the Initial Notes ($87.5 million aggregate principal amount less deferred issuance costs). Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes.
Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price generally equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described in this prospectus supplement under “Description of Notes — Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described in this prospectus supplement under “Description of Notes —

Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes upon a fundamental change or to settle conversion of the notes in cash.
In addition, our ability to repurchase the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.
Our election to pay cash in respect of some or all of our conversion obligation may have adverse consequences.
Our election to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or our irrevocable election of net share settlement of the notes as described under “Description of Notes — Settlement Elections” and “Description of Notes — Irrevocable Election of Net Share Settlement,” may:
•
result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•
reduce our liquidity;

•
delay holders’ receipt of the consideration due upon conversion; and

•
subject holders to market risk before receiving any shares upon conversion.

We will generally deliver the consideration due upon conversion of the notes as soon as practicable, but in no event later than three business days after (1) the last trading day in the cash settlement period (if we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or we have irrevocably elected net share settlement of the notes), which will generally be at least 40 trading days after the date holders surrender their notes for conversion or (2) the conversion date (if we have elected to deliver solely shares of our common stock (other than solely cash in lieu of any fractional share) upon conversion of the notes or if we have irrevocably elected full physical settlement).
In addition, if   (1) we have elected to deliver cash in respect of all or a portion of our conversion obligation (other than solely cash in lieu of fractional shares) or (2) we have irrevocably elected net share settlement of the notes, because the consideration due upon conversion is based on the trading prices of our common stock during the cash settlement period, any decrease in the price of our common stock after you surrender your notes for conversion may significantly decrease the value of the consideration you receive upon conversion. In addition, if the trading price of our common stock at the end of such period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of common stock that you receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares of common stock you will receive.
Our Manager may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.
Our Manager will retain broad discretion over the use of proceeds from this offering. Holders of the notes may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. We intend to use the net proceeds from this offering to acquire mortgage loans and mortgage-related assets consistent with our investment strategy and for general corporate purposes. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds from this offering may vary substantially from our currently planned uses.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding April 30, 2023, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes until April 30, 2023 or thereafter.
The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain payments of dividends on our common stock above a specific threshold, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers, as described in this prospectus supplement under “Description of Notes — Adjustments to the Conversion Rate.” The conversion rate will not be adjusted for other events, such as a payment of dividends on our common stock below a specified threshold or an issuance of our common stock for cash, that may adversely affect the trading price of the notes and the market price of our common stock. An event may occur that is adverse to the interests of the holders of the notes and their value, but that does not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of specified fundamental changes, you will have the option to require us to repurchase all or any portion of your notes as described in this prospectus supplement under “Description of Notes — Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.” However, the definition of  “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. The occurrence of any such events would not grant the holders of the notes the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, thereby adversely affecting the trading price of the notes.
The adjustment to the conversion rate for notes converted in connection with make-whole fundamental changes or notices of redemption may not adequately compensate holders for the lost option value of their notes as a result of any such transaction or redemption. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.
If certain corporate events that constitute a make-whole fundamental change occur or if a redemption occurs prior to the maturity date, under certain circumstances and subject to certain limitations, we will increase the conversion rate by a number of additional shares of our common stock. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction or notice of redemption. The number of additional shares of our common stock will be determined based on the date on which the make-whole fundamental change transaction becomes effective or the date of the redemption notice, as the case may be, and the price paid (or deemed paid) per share of our common stock in such transaction or in connection with the relevant redemption, as described in this prospectus supplement under “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption.” While the increase in the conversion rate is designed to compensate holders for the lost option value of the notes as a result of such transaction or such redemption, as the case may be, the increase in the conversion rate is only an approximation of such lost value and may not adequately compensate holders for such loss.

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Upon any redemption of the notes on or after April 30, 2022 or any conversion of the notes in connection with a redemption notice, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, as applicable, may not fully compensate you for future interest payments or lost time value of your notes.
On or after April 30, 2022, we may redeem for cash all or any portion of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we call any or all of the notes for redemption, you may convert your notes at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date. Upon such redemption or conversion, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion rate, in the case of a conversion in connection with a redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or any other lost time value of your notes. See “Description of Notes — Optional Redemption.”
We cannot assure you that an active trading market will be maintained for the notes.
The Initial Notes are listed on the NYSE under the ticker symbol “AJXA.” We have applied to list the notes offered hereby on the NYSE under the same ticker symbol. Following this offering, the notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price.
We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. Further, such market making activities will be subject to limits imposed by federal securities laws. As a result, we cannot assure you that an active trading market will be maintained for the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price and you may be able to sell them only at a substantial discount. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects.
We may issue additional shares of our common stock or instruments convertible into our common stock, including in connection with conversions of notes, and thereby materially and adversely affect the price of our common stock, and, in turn, the notes.
We are not restricted from issuing additional shares of our common stock or other instruments convertible into our common stock during the life of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. If we issue additional shares of our common stock or instruments convertible into our common stock, it may materially and adversely affect the price of our common stock and, in turn, the price of the notes. Furthermore, the conversion or exercise of some or all of the notes may dilute the ownership interests of existing stockholders, and any sales in the public market of shares of our common stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our common stock or the notes. In addition, the anticipated issuance and sale of substantial amounts of common stock or the anticipated conversion or exercise of securities into shares of our common stock could depress the price of our common stock.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the shares of our common stock underlying the notes and adjusting their short position over time while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.
In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.
Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.
A converting holder will be exposed to fluctuations in the trading price of our common stock during the period from the date the holder elects to convert its notes until the date we settle our conversion obligation. We will have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of common stock, at our election to settle our conversion obligation. If we elect to settle our conversion obligation solely in cash or in a combination of cash and shares of common stock, then the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock during an observation period. Accordingly, if the trading price of our common stock decreases during this period, or after this period and until we deliver the consideration due upon conversion, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock on the date we deliver the consideration due upon conversion is below the average of the volume-weighted average price of our common stock during the relevant observation period, then the amount of cash or the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the amount of cash or number of shares that you will receive.
Investing in the notes and in our common stock may involve a high degree of risk. Holders of the notes, as potential holders of our common stock, may experience losses, volatility, and poor liquidity, and we may reduce our dividends in a variety of circumstances.
An investment in the notes and in our common stock may involve a high degree of risk, particularly when compared to other types of investments. Risks related to the economy, the financial markets, our industry, our investing activity, our other business activities, our financial results, the amount of dividends we distribute, the manner in which we conduct our business and the way we have structured and limited our operations could result in a reduction in, or the elimination of, the value of our common stock, and in turn, of the notes. The level of risk associated with an investment in the notes and in our common stock may not be suitable for the risk tolerance of many investors. Investors may experience volatile returns and material losses. In addition, the trading volume of shares of our common stock may be insufficient to allow investors to sell their shares when they want to or at a price they consider reasonable.
The notes may not be rated or may receive a lower rating than anticipated.
The Initial Notes are not rated, and we do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed. In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency rates any of our debt in the future or downgrades or withdraws any such rating, or puts us on credit watch, the trading price of the notes is likely to decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Further, if a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material U.S. Federal Income Tax Considerations.”
The U.S. federal income tax consequences of conversion of notes into a combination of cash and shares of our common stock at our election are uncertain.
The U.S. federal income tax consequences of the conversion of the notes into a combination of cash and shares of our common stock are uncertain. U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences resulting from the conversion of notes. See “Material U.S. Federal Income Tax Considerations.”
The notes are not protected by restrictive covenants.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture governing the notes does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described in this prospectus supplement under “Description of Notes — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption,” “Description of Notes — Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “Description of Notes — Consolidation, Merger and Sale of Assets.”

Holders of the notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.
If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date for those notes (if we elect to settle the conversion by delivering solely shares of our common stock, excluding cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion, and shares of common stock become due upon settlement of that conversion), but you will be subject to all changes affecting our common stock. For example, if we propose an amendment to our charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs before the date you are deemed to be the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes to the provisions of our charter.
Certain provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.
Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing our Manager.
Ownership limitations in our charter may impair the ability of holders to convert notes into our common stock, and waiver of such ownership limitations could have adverse consequences to other holders of our common stock and holders of the notes, as potential holders of our common stock.
To assist us in satisfying the requirements for qualification as a REIT, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock representing in excess of 9.8%, in number of shares or value, of the outstanding shares of our common stock, unless our board of directors waives or modifies this ownership limit. For purposes of the ownership limit contained in our charter, ownership of the notes will be deemed to be ownership of the common stock issuable upon conversion of the notes. Accordingly, subject to certain exceptions the indenture provides that, notwithstanding any other provision of the indenture, no holder of notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Ownership Limitation (as such term is defined in this prospectus supplement). Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such converting holder violating the Ownership Limitation. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus for additional information about these restrictions.
The accounting method for convertible debt securities that may be settled in cash, such as the notes we are offering, could have a material effect on our reported financial results.
In May 2008, the Financial Accounting Standards Board (“FASB”), issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or ASC 470-20. ASC 470-20 requires an entity to separately account for the liability and equity components of convertible debt instruments whose conversion may be settled entirely or partially in cash (such as the notes we are offering) in a manner that reflects the issuer’s economic interest cost for non-convertible debt. The liability component of the notes we are offering will initially be valued at the fair value of a similar debt instrument that does not have an associated equity component and will be reflected as a liability in our consolidated balance sheet. The equity component of the notes we are offering will be included in the additional paid-in capital section of our stockholders’ equity on our consolidated balance sheet, and the value of the equity component will be treated as original issue discount for purposes of accounting for the debt component. This original issue discount will be amortized to non-cash interest expense over the term of the notes, and we will record a greater amount of non-cash interest expense in current periods as a result of this amortization. Accordingly, we will report lower net income in our financial results because ASC 470-20 will require the interest expense associated with the notes to include both the current period’s amortization of the debt discount and the notes’ coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.
Furthermore, under certain circumstances, convertible debt instruments whose conversion may be settled entirely or partly in cash (such as the notes we are offering) are currently accounted for using the treasury stock method. Under this method, the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share unless the conversion value of the notes exceeds their principal amount at the end of the relevant reporting period. If the conversion value exceeds their principal amount, then, for diluted earnings per share purposes, the notes are accounted for as if the number of shares of common stock that would be necessary to settle the excess, if we elected to settle the excess in shares, are issued. The accounting standards in the future may not continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares, if any, issuable upon conversion of the notes, then our diluted earnings per share could be adversely affected.
The notes will share voting power with the Initial Notes.
The notes will be fungible with $87,500,000 principal amount of the Initial Notes. Upon completion of this offering, the aggregate principal amount of outstanding notes will be $108,000,000. Accordingly, the holders of the $20,500,000 aggregate principal amount of notes will be entitled to exercise only 18.98% of the total voting power of the notes.

USE OF PROCEEDS
The net proceeds from this offering will be approximately $20.5 million (after deduction of underwriting discounts and commissions but before deduction of expenses). We intend to contribute all of the net proceeds of this offering to our Operating Partnership to acquire additional mortgage loans and mortgage-related assets consistent with our investment strategy and for general corporate purposes.
Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts, in each case that are consistent with our intention to continue to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods set forth below. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax net income (loss) from continuing operations plus fixed charges less capitalized interest. Fixed charges include interest expense, capitalized interest and amortization of premiums, discounts, and deferred financing costs related to debt.
	Six months ended June 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015
Ratio of earnings to fixed charges (1)	2.11	2.13	3.21

(1)
We did not have any preferred stock outstanding for the periods presented.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2017 (i) on an actual basis and (ii) on an as adjusted basis to reflect the issuance of the $20,500,000 aggregate principal amount of notes in this offering, after deducting the underwriting discount and the expected application of the net proceeds as described under “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016.
	As of June 30, 2017 (unaudited)
(In thousands, except share and per share data)	Actual	As Adjusted
Convertible senior notes due 2024 (1)	$82,083	$101,796
Secured borrowings (2)	522,706	522,706
Borrowings under repurchase transactions	245,526	245,526
Total debt	$850,315	$870,028
Equity:
Common stock, par value $0.01 per share; 125,000,000 shares authorized and 18,169,424 shares issued and outstanding on an actual and as adjusted basis	$182	$182
Additional paid-in capital (1)	248,803	249,374
Retained earnings	32,880	32,880
Non-controlling interests	10,626	10,626
Total equity	292,360	293,062
Total debt and equity	$1,142,675	$1,163,090

(1)
In accordance with ASC 470-20, convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component such that the interest expense reflects the issuer’s nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. ASC 470-20 (additional paid-in capital) does not affect the actual amount that we are required to pay, and the amount shown in the table above Initial Notes and the for the notes is the aggregate principal amount of such notes, without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in paid-in capital. As of June 30, 2017, the liability component of the Initial Notes had a carrying value of approximately $82.1 million, as reported under Convertible senior notes, net in our consolidated balance sheet and the equity component of the Initial Notes has a value of approximately $2.5 million, as reflected within Additional paid-in capital in our consolidated balance sheet. For additional information, see Note 8 to the consolidated financial statements contained in our Quarterly Report on form 10-Q for the quarterly period ended June 30, 2017, incorporated herein by reference.

(2)
Secured borrowings include $699,566 of mortgage loans transferred to securitization trusts that are VIEs; these loans can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs.

DESCRIPTION OF NOTES
We will issue the notes pursuant to an indenture entered into on April 19, 2017 (the “Base Indenture”) between us and Wilmington Savings Fund Society, FSB, as trustee (the “trustee”), as amended and supplemented by a first supplemental indenture entered into on April 25, 2017 (the “First Supplemental Indenture”) and together with the Base Indenture, the “Indenture”), between us and the trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
We are permitted under the Indenture, without the consent of the holders of the Initial Notes, to issue the notes. The $20,500,000 aggregate principal amount of our 7.25% convertible senior notes to be issued in this offering are additional notes under the Indenture, and will be treated together with the Initial Notes as a single series of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will have terms identical to the Initial Notes, other than issue date, offering price and the first interest payment date being October 15, 2017 instead of July 15, 2017, and will have the same CUSIP number as, and will be fungible with and vote together with, the Initial Notes immediately upon settlement. Upon completion of this offering, the aggregate principal amount of outstanding notes under this series will be $108,000,000. Unless the context requires otherwise, references to the notes in this description of notes include the Initial Notes, the notes offered hereby and any further additional notes that may be issued under the Indenture.
On July 24, 2017, our Board of Directors declared a dividend of  $0.30 per share of common stock, which will be payable on August 30, 2017 to common stockholders of record as of August 15, 2017. This dividend resulted in an adjustment to the initial conversion rate of the Initial Notes from 1.6267 to 1.6290 shares of common stock per $25.00 principal amount of notes. References in this description of notes to the initial conversion rate of the notes refer to the conversion rate as in effect as of the date of this prospectus supplement.
The following summary of the terms of the notes and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes and the Indenture. This summary supplements, and to the extent inconsistent therewith replaces, the description set forth under the heading entitled “Description of Debt Securities” in the accompanying prospectus and should be read in conjunction with such description for a description of other material terms of the notes and the Indenture.
You may request a copy of the Indenture from us as described under “Where You Can Find More Information.”
For purposes of this summary, the terms “Ajax,” “Company,” “we,” “us” and “our” refer only to Great Ajax Corp. and not to any of its subsidiaries, unless we specify otherwise.
General
We are offering $20,500,000 aggregate principal amount of our convertible senior notes due 2024. The notes bear interest at a rate of 7.25% per annum payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2017, to holders of record at the close of business on the preceding January 1, April 1, July 1 and October 1, respectively, except as described below.
The notes we are offering:
•
will be issued in denominations of integral multiples of   $25.00 principal amount;

•
are our unsecured indebtedness and are equal in right of payment to our other senior unsecured indebtedness as described under “— Ranking;”

•
are subject to redemption at our option, in whole or in part, on or after April 30, 2022, as described below under “— Optional Redemption,” if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;
•
are convertible under certain circumstances and during specified time periods into shares of our common stock, cash, or a combination of cash and shares of our common stock, at our election, as described below under “— Conversion Rights,” at an initial conversion rate of 1.6290 shares of common stock per $25.00 principal amount of notes (which represents an initial conversion price of approximately $15.35 per share of common stock); and

•
are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Initial Notes are listed on the NYSE under the ticker symbol “AJXA.” We expect the notes offered hereby will be supplementally listed on the NYSE under the same ticker symbol.
The notes mature on April 30, 2024, unless earlier converted, redeemed or repurchased.
All cash payments on the notes will be made in U.S. dollars.
We will issue the notes in denominations of integral multiples of   $25.00 principal amount, without coupons. We will initially issue the notes as global securities in book-entry form. We will make payments in respect of notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the notes. However, if a holder of a certificated note does not specify an account, then we will mail a check to that holder’s registered address.
We may, without the consent of the holders, reopen the Indenture under which the notes will be issued and issue additional notes with the same terms and with the same CUSIP number as the notes in an unlimited aggregate principal amount, provided that no additional notes may be issued unless they are fungible with the Initial Notes for United States federal income tax purposes. The Initial Notes, the notes offered hereby and any additional notes would be treated as a single class for all purposes under the Indenture and would vote together as one class on all matters with respect to the notes.
You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes. We will not provide a sinking fund for the notes. The Indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends, repurchase our securities, or limit the ability of our subsidiaries to incur additional indebtedness, including senior or secured indebtedness. In addition, the Indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “— Conversion Rights — Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption,” “— Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “— Consolidation, Merger and Sale of Assets.”
If any interest payment date, maturity date, redemption date, repurchase date or settlement date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, then the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day. The term “business day” means any day other than a Saturday or Sunday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York or Wilmington, Delaware.
Ranking
The notes will be the senior direct unsecured obligations of Great Ajax Corp. and will not be guaranteed by any of our subsidiaries. The notes will rank equal in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness, including the Initial Notes. The notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes will also be structurally subordinated to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by us) preferred stock, if any, of our subsidiaries and to any of our existing and future indebtedness that may be guaranteed by our subsidiaries to the extent of any such guarantees.
As of June 30, 2017, our total consolidated indebtedness was $850.3 million, $768.2 million of which was secured indebtedness of our subsidiaries to which the notes would have been effectively and structurally subordinated. The secured borrowings are structured as debt financings and the loans included in the secured borrowings remain on our balance sheet as we are the primary beneficiary of the secured borrowing trusts, which are VIEs. These secured borrowing VIEs are structured as pass-through entities that receive principal and interest on the underlying mortgages and distribute those payments to the holders thereof. Our exposure to the obligations of the VIEs is generally limited to our investments in the entities; the creditors do not have recourse to the primary beneficiary.
Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings or financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.
Interest Payments
We will pay interest on the notes at a rate of 7.25% per annum payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2017. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding January 1, April 1, July 1 and October 1 (each, a “record date”), respectively. Interest will accrue on the notes from, and including, July 15, 2017 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months. Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”
If notes are converted after the close of business on a record date but prior to the open of business on the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the full amount of the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after the close of business on a record date but prior to the open of business on the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the full amount of interest payable on the corresponding interest payment date on the note so converted; provided that no such interest payment need be made to us:
•
if the note is surrendered for conversion after the close of business on the record date immediately preceding the maturity date;

•
if we have specified a redemption date or a repurchase date relating to a fundamental change that is after a record date and on or prior to the next interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Ownership Limit
To assist us in qualifying as a REIT, our charter provides that, subject to certain exceptions, no person, including a “group” (as defined in Section 13(d)(3) of the Exchange Act), may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or the aggregate of the outstanding shares of our capital stock. Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder. We have previously granted limited waivers of this prohibition to the Wellington Group and, subject to the approval of our board of directors, we may grant additional waivers at any time, including in connection with this offering. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer” on page 17 of the accompanying prospectus.
For purposes of the ownership limit contained in our charter, ownership of the notes will be deemed to be ownership of the common stock issuable upon conversion of the notes. Accordingly, the Indenture provides that, notwithstanding any other provision of the Indenture, no holder of notes (other than, for so long as the Wellington Group Ownership Limit Waiver is effective, a Wellington Group Holder (as defined below)) will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to violate the Ownership Limitation. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such converting holder violating the Ownership Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of notes is not made, in whole or in part, as a result of the Ownership Limitation, our obligation to make such delivery shall not be extinguished, and we will deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in such converting holder being in violation of the Ownership Limitation.
In addition, the Indenture provides that, notwithstanding any other provision of the Indenture, for so long as the Wellington Group Ownership Limit Waiver is effective, no holder of notes that is a member of the Wellington Group (a “Wellington Group Holder”) will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause the Wellington Group to violate the Wellington Group Ownership Limitation. Any purported delivery of shares of common stock upon conversion of notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Wellington Group violating the Wellington Group Ownership Limitation. If any delivery of shares of our common stock owed to a Wellington Group Holder upon conversion of notes is not made, in whole or in part, as a result of the Wellington Group Ownership Limitation, our obligation to make such delivery shall not be extinguished, and we will deliver such shares as promptly as practicable after any such converting Wellington Group Holder gives notice to us that such delivery would not result in the Wellington Group being in violation of the Wellington Group Ownership Limitation.

For this purpose:
“Ownership Limitation” means the limitations on beneficial and constructive ownership of shares of our common stock and capital stock contained in our charter, as amended.
“Wellington Group” means Wellington Management Company, LLP (“Wellington”) and the registered investment companies, unregistered commingled investment funds, separately managed accounts and any other accounts that Wellington advises.
“Wellington Group Ownership Limit Waiver” means the waiver to the Ownership Limitation provided to the Wellington Group pursuant to the waiver letter, dated as of July 8, 2015, between Wellington and the Company (the “Wellington Group Waiver Letter”).
“Wellington Group Ownership Limitation” means the limitations on beneficial and constructive ownership of shares of our common stock and capital stock applicable to the Wellington Group pursuant to the Wellington Group Waiver Letter.
Optional Redemption
No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Notwithstanding anything to the contrary set forth under “Description of Debt Securities — Redemption” in the accompanying prospectus, prior to April 30, 2022, the notes will not be redeemable. On or after April 30, 2022, we may redeem for cash all or any portion of the notes, at our option, if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 75 nor more than 90 calendar days’ notice before the redemption date to each holder of notes, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). The redemption date must be a business day, and we may not specify a redemption date that falls on or after the 42nd trading day immediately preceding the maturity date.
If we decide to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of  $25.00 or integral multiples of  $25.00 in excess thereof) by lot, on a pro rata basis or by another method in accordance with the procedures of the NYSE or the depositary, as applicable.
If the trustee selects a portion of a holder’s note for partial redemption and such holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
Conversion Rights
If the conditions for conversion of the notes described under “— Conditions for Conversion” and “— Conversion Procedures” are satisfied, holders of notes may, subject to prior maturity or repurchase, convert their notes in integral multiples of  $25.00 principal amount at an initial conversion rate of 1.6290 shares of common stock per $25.00 principal amount of notes (which represents an initial conversion price of approximately $15.35 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest. Instead, accrued interest will be deemed to be paid by the consideration received by the holder upon conversion. As a result, accrued interest is deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of the notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
We will not issue fractional shares upon conversion of notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price (as defined below) of our common stock on the conversion date (if we deliver solely our common stock to satisfy our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the closing sale price of our common stock on the last trading day of the relevant cash settlement period (as defined below) (if we pay cash to satisfy a portion, but less than all, of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).
In certain circumstances, a holder must, upon conversion, pay interest if the conversion occurs after the close of business on a record date and prior to the open of business on the next interest payment date. See “— Interest Payments” above. A note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the Indenture, unless we default in the payment of the fundamental change repurchase price.
“Closing sale price” on any date means, as determined by us, the per share price of the referenced security on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of the referenced security are listed; or (ii) if shares of the referenced security are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of the referenced security.
The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5.0 million aggregate principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date (the “determination date”) from three independent nationally recognized securities dealers we select, provided that if:
•
three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and

•
only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used;

provided further if no bids are received or, in our reasonable good faith judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes on any date of determination will equal (1) the applicable conversion rate of the notes as of the determination date multiplied by (2) the average last reported sale price (as defined below under “— Conditions for Conversion — Conversion upon satisfaction of the trading price condition”) of our common stock on the five trading days ending on the determination date.

We may appoint any bid solicitation agent and we may change such bid solicitation agent. The bid solicitation agent may not be an affiliate of ours.
“Trading day” means, with respect to the referenced security, a day during which (i) trading in the referenced security generally occurs, and (ii) a market disruption event has not occurred; provided that if the referenced security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” will mean any business day.
Conditions for Conversion
The notes will be convertible only during certain periods or in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to the trustee, the conversion agent and each registered holder at its address appearing in the security register, and we will publicly announce, through a reputable national newswire service, that the notes have become convertible, stating, among other things:
•
the event causing the notes to become convertible;

•
the time during which the notes will be convertible as a result of that event;

•
if that event is a transaction described under “— Conversion upon the occurrence of certain corporate transactions,” the anticipated effective date of the transaction; and

•
the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will mail the notice, and make the public announcement, as soon as practicable, but in no event later than the open of business on the business day following the date the notes become convertible as a result of the event. Holders may surrender their notes for conversion only in the following circumstances:
Conversion based on price of shares of common stock
Prior to April 30, 2023, holders may surrender their notes for conversion during any calendar quarter (and only during such calendar quarter), if the “closing sale price” of our common stock for each of 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the notes (the “conversion trigger price”) in effect on the last trading day of the immediately preceding calendar quarter.
Our board of directors will make appropriate adjustments to the closing sale price of our common stock, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, during the 30 consecutive trading day period described above.
Conversion upon satisfaction of the trading price condition
Prior to April 30, 2023, holders may surrender their notes for conversion during the five consecutive business days immediately after any five consecutive trading day period (we refer to this five consecutive trading day period as the “note measurement period”) in which the trading price per $25.00 principal amount of the notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day in that note measurement period was equal to or less than 97% of the conversion value of the notes on such trading day. We refer to this condition as the “trading price condition.”
Solely for purposes of the trading price condition, the “conversion value” per $25.00 principal amount of notes on each trading day in the note measurement period is the product of the closing sale price of our common stock and the conversion rate of the notes in effect on that trading day.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $25.00 principal amount of the notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next five trading days and on each succeeding trading day until the trading price condition is no longer satisfied.
Conversion upon notice of redemption
If we call any or all of the notes for redemption, holders may convert all or any portion of their notes at any time prior to the close of business on the trading day prior to the redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the business day immediately preceding the date on which the redemption price has been paid or duly provided for. If a holder has already delivered a repurchase election with respect to a note as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” it may not surrender that note for conversion until it has withdrawn the repurchase election in accordance with the Indenture.
Conversion upon the occurrence of certain corporate transactions
Certain corporate events
If, prior to April 30, 2024 a “fundamental change,” as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” or a “make-whole fundamental change,” as described under “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption” occurs, then a holder may surrender its notes for conversion at any time during the period that begins on, and includes, the 30th business day before the date we originally announce as the anticipated effective date of the transaction and ends on, and includes, the 30th business day after the actual effective date of the transaction. In addition, if the transaction is a “make-whole fundamental change,” then the notes may also be surrendered for conversion at any time during the “make-whole conversion period” described under “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption,” and if the transaction is a “fundamental change,” then the notes may also be surrendered for repurchase at any time until, and including, the fundamental change repurchase date for that fundamental change. Holders that convert their notes in connection with a “make-whole fundamental change” may in some circumstances also be entitled to an increased conversion rate. See “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption.” We will notify holders and the trustee (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 30 business days prior to the anticipated effective date of such transaction or (ii) if we do not have knowledge of such transaction at least 30 business days prior to the anticipated effective date of such transaction, within one business day of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.
Certain distributions
In addition, if we elect to:
•
distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 days after the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; or

•
distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors, exceeding 10% of the closing sale price of our common stock on the trading day preceding the date of announcement for such distribution, then we must mail to registered holders written notice of the action or event at least 30 business days before the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date and our announcement that such distribution will not take place, even if the notes are not otherwise convertible at such time.
Conversion prior to the maturity date
The notes may be surrendered for conversion at any time from, and including, April 30, 2023 to, and including, the business day immediately preceding April 30, 2024, regardless of the foregoing conditions.
Conversion Procedures
To convert its note into shares of our common stock, cash or a combination of cash and shares of our common stock, as the case may be, a holder must:
•
complete and manually sign the conversion notice on the back of the note or facsimile of the conversion notice and deliver this notice to the conversion agent;

•
surrender the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay funds equal to interest payable on the next interest payment date; and

•
if required, pay all transfer or similar taxes.

The date a holder complies with these requirements is the “conversion date” under the Indenture. If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the conversion date (if we deliver solely shares of our common stock in respect of our conversion obligation, other than solely cash in lieu of fractional shares, or if we have irrevocably elected full physical settlement) or the close of business on the last trading day of the applicable cash settlement period (if we deliver cash in respect of a portion (but not all) of our conversion obligation, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion).
Settlement Elections
Upon conversion of the notes, we will pay or deliver, as the case may be, to holders, at our election, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) in satisfaction of our conversion obligation.
We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion (and the specified cash amount (as defined below), if applicable), as follows:
•
in respect of notes to be converted during the period beginning on, and including, the 42nd business day immediately preceding the maturity date for the notes and ending on, and including, the business day immediately preceding such maturity date, no later than the 43rd business day immediately preceding the maturity date; or

•
in the case of any conversions for which the relevant conversion date occurs after the date of issuance of a notice of redemption as described under “— Optional Redemption” and prior to the related redemption date, in such notice of redemption; and

•
in all other cases, no later than two business days following the applicable conversion date.

If we do not give any notice within the time periods described as to how we intend to settle, and we have not made an irrevocable full physical settlement election, we will be deemed to have elected to satisfy our conversion obligation by paying and delivering a combination of cash and shares of our common stock with the specified cash amount equal to $25.00, as described in item (3) below under “— Settlement Upon Conversion.”
Upon surrender of a note for conversion, we will, subject to limitations imposed by the listing standards of the NYSE described under “— Settlement Upon Conversion” below, deliver cash, shares of our common stock or a combination thereof as described below under “— Settlement Upon Conversion.”
Irrevocable Election of Net Share Settlement
At any time on or prior to the 43rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering cash up to the aggregate principal amount of notes to be converted, and shares of our common stock, cash or a combination thereof in respect of the remainder, if any, of our conversion obligation. We refer to this election as a “net share settlement election,” which will be in our sole discretion without the consent of the holders of notes.
Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the Indenture, including through the facilities of the DTC.
Irrevocable Election of Full Physical Settlement
At any time on or prior to the 43rd business day immediately preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the notes to be converted after the date of such election by delivering solely shares of our common stock (other than solely cash in lieu of any fractional share). We refer to this election as a “full physical settlement election,” which will be in our sole discretion without the consent of the holders of notes.
Upon making such election, we will promptly (i) issue a press release and use our reasonable best efforts to post such information on our website or otherwise publicly disclose this information and (ii) provide written notice to the holders of the notes in a manner contemplated by the Indenture, including through the facilities of the DTC.
Cash Settlement Notices
If we choose to satisfy a portion (but not all) of our conversion obligation in cash, other than solely cash in lieu of any fractional share, or if we have irrevocably elected net share settlement upon conversion, we will notify holders as described above of the amount to be satisfied in cash as a fixed dollar amount per $25.00 principal amount of notes (the “specified cash amount”). If we have previously irrevocably elected net share settlement upon conversion as described above, the specified cash amount must be at least $25.00. If we have made an irrevocable net share settlement election or we choose to satisfy a portion (but not all) of our conversion obligation in cash (other than solely cash in lieu of any fractional share), and we fail to timely notify converting holders of the specified cash amount, the specified cash amount will be deemed to be $25.00.
Settlement Upon Conversion
All conversions that occur on or after the 42nd business day immediately preceding the maturity date, and all conversions for which the relevant conversion date occurs after our issuance of a notice of redemption and prior to the related redemption date will be settled using the same settlement method. Except for any conversions that occur on or after the 42nd business day immediately preceding the maturity date, and any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption and prior to the related redemption date, we will use the same settlement method for all conversions with the same conversion date, but we will not, however, have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose with respect to one conversion date to settle by delivering solely shares of our common stock and choose with respect to another conversion date to settle by paying cash or paying or delivering, as the case may be, a combination of cash and shares of our common stock.
If we elect to settle a conversion of notes by delivering solely shares of our common stock (other than solely cash in lieu of fractional shares) or if we have irrevocably elected full physical settlement, such settlement will occur within three business days of the relevant conversion date.
Except in connection with certain make-whole fundamental changes described in the second bullet of the definition thereof, where the consideration is comprised entirely of cash as described under “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption,” settlements made entirely or partially in cash (other than solely cash in lieu of fractional shares) or following an irrevocable net share settlement election will occur on the third business day following the final trading day of the applicable cash settlement period.
The amount of cash and number of shares of our common stock, as the case may be, due upon conversion will be determined as follows:
(1)
if we elect to satisfy the entire conversion obligation by delivering shares of our common stock or if we have irrevocably elected full physical settlement, we will deliver to the converting holder a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted, divided by (B) $25.00, multiplied by (ii) the conversion rate in effect on the relevant conversion date (provided that we will deliver cash in lieu of fractional shares as described above);

(2)
if we elect to satisfy the entire conversion obligation in cash, we will pay to the converting holder, for each $25.00 principal amount of notes, cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days in the relevant cash settlement period; and

(3)
if we elect to satisfy the conversion obligation by paying or delivering, as the case may be, a combination of cash and shares of our common stock or if we have made an irrevocable net share settlement election, we will pay or deliver to the converting holder, for each $25.00 principal amount of notes, cash and shares of our common stock, if any, equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days in the relevant cash settlement period.

The “daily settlement amount” for each of the 40 consecutive trading days in the cash settlement period, as determined by us, will consist of:
•
cash equal to the lesser of  (i) the specified cash amount per note (the “specified cash amount”), divided by 40 (such quotient being referred to as the “daily measurement value”) and (ii) the daily conversion value; and

•
to the extent the daily conversion value exceeds the daily measurement value, a number of shares of our common stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the volume-weighted average price of our common stock on such trading day.

The “daily conversion value” means, for each of the 40 consecutive trading days in the cash settlement period, one-fortieth (1/40th) of the product of   (i) the applicable conversion rate and (ii) the volume-weighted average price of our common stock on such trading day in each case as determined by us.

The “volume-weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page AJX <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.
The “cash settlement period” means:
•
subject to the immediately succeeding bullet, with respect to any conversion date occurring on or after the 42nd business day immediately preceding the maturity date, the 40 consecutive trading day period beginning on, and including, the 42nd business day immediately preceding the maturity date;

•
if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes as described under “— Optional Redemption” and prior to the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 42nd trading day immediately preceding such redemption date; or

•
in all other cases, the 40 consecutive trading day period beginning on, and including, the third business day immediately following the relevant conversion date.

“Market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for shares of our common stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of our common stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of our common stock (or the relevant securities).
“Scheduled trading day” means, with respect to the referenced security or any other security, a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which the referenced security is listed or admitted for trading. If the referenced security is not so listed or admitted for trading, “scheduled trading day” means any business day.
Adjustments to the Conversion Rate
The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:
•
If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR' = CR0 ×	OS'
OS0
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;
CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and
OS’ = the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.
Any adjustment made under this first bullet shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, or any share split or combination of the type described in this first bullet is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.
•
If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, the conversion rate will be increased based on the following formula:

CR' = CR0 ×	OS' + X
OS0 + Y
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;
OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;
X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.
Any increase made under this second bullet will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such ex-dividend date for such distribution had not occurred. For the purpose of this second bullet and for the purpose of the first bullet point under “— Conditions for Conversion —  Conversion upon the occurrence of certain corporate transactions — Certain distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.
•
If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, to all or substantially all holders of our common stock, excluding:

•
dividends or distributions referred to in the first and second bullet points above;

•
dividends or distributions paid exclusively in cash referred to in the fourth bullet point below; and

•
spin-offs to which the provisions set forth in the latter portion of this bullet point shall apply,

then the conversion rate will be increased based on the following formula:
CR' = CR0 ×	SP0
SP0 - FMV
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR’ = the conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;
SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.
Any increase made under the portion of this third bullet point above will become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if  “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $25.00 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
With respect to an adjustment pursuant to this third bullet point where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off   (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off will be increased based on the following formula:
CR' = CR0 ×	FMV0 + MP0
MP0
where,
CR0 = the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;
CR’ = the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off;
FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off; and
MP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off.
The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the ex-dividend date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this third bullet point related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references with respect to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last trading day of such cash settlement period.
•
If any cash dividend or distribution is made to all or substantially all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.28 per share (the “initial dividend threshold”), the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 - T
SP0 - C
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 = the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately preceding the ex-dividend date for such dividend or distribution;
T = the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the initial dividend threshold will be deemed to be zero; and

C = the amount in cash per share of our common stock we distribute to holders of our common stock.
The initial dividend threshold is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the initial dividend threshold for any adjustment to the conversion rate under this fourth bullet point. Notwithstanding the foregoing, if at any time regular dividends are distributed other than on a quarterly basis, the dividend threshold amount shall be appropriately adjusted and shall apply to such regular dividends; provided that the total of such regular dividends shall not exceed an aggregate of  $0.28 per share in any quarterly period.
Any increase under this fourth bullet point shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors determines not to pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if  “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $25.00 principal amount of notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
•
If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR' = CR0 ×	AC + (SP' × OS')
OS0 × SP'
where,
CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR’ = the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares of our common stock purchased in such tender or exchange offer;
OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;
OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and
SP’ = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this fifth bullet point to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date. If the trading day immediately following the date the tender or exchange offer expires is less than 10 trading days prior to, and including, the end of the cash settlement period in respect of any conversion, references to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion rates in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day immediately following the date such tender or exchange offer expires to, and including, the last trading day of such cash settlement period.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder converts its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “— Conversion Procedures” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
The “ex-dividend date” is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
The Indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above (other than for share splits or share combinations) if we make provision for each holder of the notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the “ex-dividend date” or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•
we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs; and

•
we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, on December 31 of each year, and with respect to any notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.
To the extent permitted by law and the continued listing requirements of the NYSE, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests.

We will mail a notice of the increase to the trustee, the conversion agent and the registered holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions.
We will not take any action that would result in adjustment of the conversion rate, pursuant to the bullet points above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our common stock.
To the extent that any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in the third bullet point under “— Adjustments to the Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
In the event of:
•
a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate; or

•
an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. See “Additional U.S. Federal Income Tax Considerations.”
Events That Will Not Result in Adjustment
The conversion rate will not be adjusted:
•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;

•
upon the issuance of any shares of our common stock, restricted stock or restricted stock units, nonqualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the Initial Notes were first issued;

•
for accrued and unpaid interest, if any;

•
upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in “— Conversion Rights — Adjustments to the Conversion Rate”; or

•
for a change in the par value of shares of our common stock.

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales
If we:
•
reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);

•
are party to a consolidation, merger, combination or binding share exchange; or

•
sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, if a holder converts its notes on or after the effective date of any such transaction, subject to our right to settle all or a portion of our conversion obligation with respect to such notes in cash (other than solely cash in lieu of any fractional share) and our right to irrevocably elect net share settlement upon conversion as described above under “— Settlement Upon Conversion,” the notes will be convertible into the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (which we refer to as the “reference property”). However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of such notes, as set forth under “— Settlement Elections” and (ii) (x) any amount payable in cash upon conversion of the notes as set forth under “— Settlement Upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the volume-weighted average price for purposes of the provisions set forth under “— Settlement Upon Conversion” above will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We agreed in the Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.
In connection with any adjustment to the conversion rate described above, we will also adjust the initial dividend threshold (as defined under “— Adjustments to the Conversion Rate”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the initial dividend threshold will be zero.

Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption
If, prior to the maturity date:
•
there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•
there occurs any transaction or series of related transactions (other than consolidation or merger that constitutes a “listed stock business combination” as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change”), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (we refer to such any transaction described in this and the immediately preceding bullet point as a “make-whole fundamental change”); or

•
we give a notice of redemption with respect to any or all of the notes as provided for under “— Optional Redemption;”

then, as described below, we will increase the conversion rate applicable to notes that are surrendered for conversion in connection with such make-whole fundamental change or such redemption notice, as applicable. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if such notes are surrendered for conversion at any time from, and including, the effective date of the make-whole fundamental change to, and including, the 30th business day after the actual effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.” A conversion of notes will be deemed for these purposes to be “in connection with” a redemption notice if the notice of conversion of the notes is received by the conversion agent from, and including, the date of the redemption notice until the close of business on the business day immediately preceding the redemption date. We refer to this period as the “redemption conversion period.”
We will mail to the trustee, the conversion agent and the registered holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing and announcement at least 30 business days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we will deliver an additional notice and announcement announcing such completion.
Upon surrender of notes for conversion in connection with the make-whole fundamental change or redemption notice, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective or the date of the redemption notice, as the case may be, in each case which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions described in the second bullet point under “— Adjustment to the Conversion Rate Upon the Occurrence of a Make-Whole Fundamental Change or Notice of Redemption,” and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for shares of our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the closing sale prices of our common stock for the five consecutive trading days immediately preceding, but excluding, the relevant effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the “ex-dividend date” of the event occurs, at any time during those five consecutive trading days.
Upon surrender of notes for conversion in connection with a make-whole fundamental change or redemption notice, we will, at our option, satisfy our conversion obligation by delivering or paying, as the case may be, shares of our common stock (together with cash in lieu of any fractional share), cash or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share) as described under “— Settlement Elections.” However, if the consideration for our common stock in any make-whole fundamental change described in the second bullet of the definition of make-whole fundamental change is comprised entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the applicable price for the transaction and will be deemed to be an amount equal to, per $25.00 principal amount of converted notes, the applicable conversion rate (including any adjustment as described in this section), multiplied by such applicable price. In such event, the cash due upon conversion will be determined and paid to holders in cash on the third business day following the conversion date.
The following table sets forth the number of additional shares per $25.00 principal amount of notes that will be added to the conversion rate applicable to the notes that are converted during the make-whole conversion period or the redemption conversion period, as applicable, for each applicable price and effective date. The increased conversion rate will be used to determine the number of shares of our common stock and/or amount of cash, if any, due upon conversion, as described under “— Settlement Upon Conversion” above. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below at the same time the conversion rate is so adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:
•
whose numerator is the conversion rate in effect immediately before the adjustment; and

•
whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the Conversion Rate.”
Applicable Price
Effective Date	$13.06	$13.98	$14.98	$15.35	$15.98	$16.98	$17.97	$18.97	$19.97	$22.47	$24.96	$27.46	$29.96
April 30, 2017	0.2843	0.2252	0.1750	0.1593	0.1359	0.1053	0.0815	0.0627	0.0480	0.0236	0.0104	0.0036	—
April 30, 2018	0.2843	0.2246	0.1734	0.1576	0.1337	0.1029	0.0790	0.0603	0.0457	0.0219	0.0093	0.0031	—
April 30, 2019	0.2843	0.2246	0.1723	0.1560	0.1317	0.1003	0.0761	0.0574	0.0429	0.0197	0.0079	0.0024	—
April 30, 2020	0.2843	0.2246	0.1707	0.1538	0.1287	0.0966	0.0721	0.0534	0.0392	0.0169	0.0062	0.0015	—
April 30, 2021	0.2843	0.2241	0.1664	0.1488	0.1228	0.0900	0.0654	0.0470	0.0334	0.0130	0.0040	0.0006	—
April 30, 2022	0.2843	0.2180	0.1564	0.1379	0.1109	0.0777	0.0537	0.0365	0.0243	0.0076	0.0015	0.0000	—
April 30, 2023	0.2843	0.2009	0.1329	0.1132	0.0854	0.0533	0.0323	0.0189	0.0105	0.0016	—	—	—
April 30, 2024	0.2843	0.1588	0.0400	—	—	—	—	—	—	—	—	—	—
The exact applicable price and effective date may not be as set forth in the table above, in which case:
•
if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two effective dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the higher and lower applicable prices, or for the earlier and later effective dates based on a 365-day year, as applicable;
•
if the actual applicable price is greater than $29.96 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate; and

•
if the actual applicable price is less than $13.06 per share (subject to adjustment in the same manner as the “applicable prices” in the table above), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 1.9133 shares per $25.00 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the Conversion Rate.”
Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.
Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change
If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the Indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of   $25.00 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest, if any, to, but excluding, the “fundamental change repurchase date,” as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.
We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date shall be no later than 35 days, and no earlier than 20 days, after the date we mail the relevant notice of the fundamental change, as described below.
Within 20 business days after the occurrence of a fundamental change, we must mail to all registered holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. The notice must state, among other things:
•
the events causing the fundamental change;

•
the date of the fundamental change;

•
the fundamental change repurchase date;

•
the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;

•
the fundamental change repurchase price;

•
the names and addresses of the paying agent and the conversion agent;

•
the procedures that a holder must follow to exercise its fundamental change repurchase right;

•
the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•
that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the Indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:
•
the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•
the principal amount of the notes to be repurchased, which must be an integral multiple of  $25.00; and

•
that the notes are to be repurchased by us pursuant to the fundamental change provisions of the Indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:
•
the name of the holder;

•
a statement that the holder is withdrawing its election to require us to repurchase its notes;

•
the certificate numbers of the notes being withdrawn, if they are in certificated form;

•
the principal amount of notes being withdrawn, which must be an integral multiple of $25.00; and

•
the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of  $25.00.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.
We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the note, together with necessary endorsements.
For a discussion of certain tax considerations applicable to a holder upon the exercise of the repurchase right, see “Additional U.S. Federal Income Tax Considerations.”
If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all notes surrendered for repurchase in accordance with the terms of the Indenture, then, on and after the fundamental change repurchase date, such notes will cease to be outstanding and interest on such notes will cease to accrue, whether or not the book-entry transfer of the notes is made or whether or not the holder delivers the notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the note.
A “fundamental change” will be deemed to occur upon the occurrence of a “change of control” or a “termination of trading.”

A “change of control” generally will be deemed to occur at such time as:
•
any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•
there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•
we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:

•
the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

•
both of the following conditions are satisfied (we refer to such a transaction as a “listed stock business combination”):

•
at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger); and

•
as a result of such consolidation or merger, the notes become convertible solely into such consideration (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights — Settlement Upon Conversion”);

•
the following persons (the “continuing directors”) cease for any reason to constitute a majority of our board of directors:

•
individuals who on the first issue date of the Initial Notes constituted our board of directors; and

•
any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office, or by a nominating committee thereof consisting of directors, either who were directors on such first issue date of the Initial Notes or whose election or nomination for election was previously so approved; or

•
we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

There is no precise, established definition of the phrase “substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if shares of our common stock (or other common stock into which the notes are then convertible (subject to our right to deliver cash in respect of all or a portion of our conversion obligation as described above under “Conversion Rights — Settlement Upon Conversion”)) are not listed for trading on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase notes. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. The exercise by holders of the notes of their right to require us to repurchase their notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.
Furthermore, holders may not be entitled to require us to repurchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of   “continuing directors” above.
We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The Indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.
In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.
In connection with any fundamental change offer, we will, to the extent applicable:
•
comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;

•
file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and

•
otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the notes.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
Consolidation, Merger and Sale of Assets
Notwithstanding anything to the contrary set forth under “Description of Debt Securities —  Merger, Consolidation or Sale” in the accompanying prospectus, the Indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:
•
we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the notes and the Indenture; and

•
after giving effect to such transaction, there is no event of default, and no event that, after notice or passage of time or both, would become an event of default.

When the successor assumes all of our obligations under an Indenture, except in the case of a lease, our obligations under the Indenture will terminate.
Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change.”
There is no precise, established definition of the phrase “substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.
Events of Default
With respect to the notes, the following description replaces the description set forth under “Description of Debt Securities — Events of Default, Notice and Waiver” in the accompanying prospectus in its entirety.
The following constitute defaults under the Indenture, subject to any additional limitations and qualifications included in the Indenture:
•
following the exercise by the holder of the right to convert the notes, we fail to comply with our obligation to deliver, the cash or shares of common stock required to be delivered or to deliver the settlement amount upon conversion of the notes, together with cash in lieu thereof in respect of any fractional shares, and such failure continues for a period of five days or more;

•
we fail to provide notice of the occurrence of a fundamental change in accordance with the provisions of  “— Holders May Require Us to Repurchase Their Notes Upon A Fundamental Change” or a specified corporate transaction in accordance with the provisions of or “— Conditions for Conversion — Conversion upon the occurrence of certain corporate transactions” above when due;

•
we fail to comply with our obligations under “— Consolidation, Merger and Sale of Assets” above;

•
a default in our obligation to redeem the notes after we have exercised our option to redeem;

•
a default in the payment of principal of the notes when due at maturity, upon redemption, upon repurchase or otherwise;

•
a default in the payment of any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;

•
the failure by us to perform or observe any of our other covenants or warranties in the Indenture or in the notes for 60 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% in principal amount of the outstanding notes has been received by us;

•
a default by us or any of our subsidiaries (other than securitization entities) with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed (other than non-recourse debt of a subsidiary) in excess of   $25.0 million (or its foreign currency equivalent) in the aggregate, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 calendar days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in principal amount of the notes then outstanding;
•
a final judgment for the payment of  $25.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries (other than securitization entities), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•
certain events involving our or one of our subsidiary’s bankruptcy, insolvency or reorganization.

A “securitization entity” means any subsidiary of ours that is engaged solely in the business of effecting mortgage-backed or asset-backed securitization transactions and related activities.
The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
If a default under the Indenture occurs and is continuing and is known to the trustee, the trustee must mail to each holder of the notes notice of the default within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of a default, except defaults in non-payment of principal or interest on the notes. However, the trustee must consider it to be in the interest of the holders of the notes to withhold this notice.
If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.
The holders of a majority in principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the Indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The holders of a majority in principal amount of outstanding notes may waive any past defaults under the Indenture, except a default due to the non-payment of principal or interest, if any, a failure to convert any notes into common stock, a default arising from our failure to redeem or repurchase any notes when required pursuant to the terms of the Indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.
Notwithstanding the foregoing, the Indenture provides that, to the extent we elect, the sole remedy for an event of default in respect of the notes relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “— Reports to Trustee” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing. If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. If we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of the notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.
No holder of the notes may pursue any remedy under the Indenture, except in the case of a default due to the non-payment of principal or interest, on the notes, unless:
•
the holder has given the trustee written notice of a default;

•
the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

•
the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of outstanding notes;

•
the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•
the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

The Indenture requires us (i) every year to deliver to the trustee a statement as to performance of our obligations under the Indenture and as to any default and (ii) to deliver to the trustee prompt notice of any default.
A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our existing borrowing arrangements.
Amendment and Modification
With respect to the notes, the following description replaces the description set forth under “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus in its entirety.
The consent of the holders of a majority in principal amount of the outstanding notes is required to modify or amend the Indenture or the notes. However, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:
•
reduce the principal amount of or change the stated maturity of any note;

•
reduce the rate or extend the time for payment of interest on any note;

•
reduce any amount payable upon redemption or repurchase of any note (including upon the occurrence of a fundamental change) or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

•
impair the right of a holder to institute suit for payment on any note;

•
change the currency in which any note is payable;

•
impair the right of a holder to convert any note or reduce the number of shares of common stock or any other property receivable upon conversion;

•
reduce the quorum or voting requirements under the Indenture;

•
change our obligation to maintain an office or agency in the places and for the purposes specified in the Indenture;

•
subject to specified exceptions, amend or modify certain of the provisions of the Indenture relating to amendment or modification or waiver of provisions of the Indenture;

•
change the ranking of the notes; or

•
reduce the percentage of notes required for consent to any amendment or modification of the Indenture.

We and the trustee may modify the Indenture or the notes without the consent of the holders of the notes to:
•
add guarantees with respect to the notes or secure the notes;

•
remove guarantees as provided in the Indenture;

•
evidence the assumption of our obligations by a successor person under the provisions of the Indenture relating to consolidations, mergers and sales of assets;

•
surrender any of our rights or powers under the Indenture;

•
add covenants or events of default for the benefit of the holders of notes;

•
cure any ambiguity or correct any mistake, defect or inconsistency in the Indenture or the notes, so long as such action will not materially adversely affect the interests of holders;

•
modify or amend the Indenture to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•
evidence the acceptance of appointment by a successor trustee;

•
conform, as necessary, the Indenture and the notes to the “Description of Notes” as set forth in our prospectus supplement, dated April 20, 2017, relating to the offering and sale of the Initial Notes.

•
make other changes to the Indenture or the notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the notes.

Calculations in Respect of Notes
We will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the market prices of our common stock, the amount of accrued interest payable on the notes and the conversion price of the notes (including any adjustments thereto). We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification and will have no responsibility therefor whatsoever. The trustee will forward our calculations to any holder of notes upon the request of that holder.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Reports to Trustee
The Indenture requires us to furnish to the trustee, within 15 days after we are required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).
Unclaimed Money
If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.
Replacement of Notes
We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) satisfactory to us and the trustee.
Trustee, Conversion Agent, Paying Agent and Transfer Agent
We have appointed Wilmington Savings Fund Society, FSB, as the trustee under the Indenture, and as paying agent, conversion agent, note registrar and custodian for the notes. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.
The transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.
Listing and Trading
The Initial Notes are listed on the NYSE under the ticker symbol “AJXA.” We expect the notes offered hereby will be supplementally listed on the NYSE under the same ticker symbol. Following this offering, the notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Our common stock is listed on the NYSE under the ticker symbol “AJX.”

Book-Entry Delivery and Form
General
The notes offered hereby will be issued in registered, global form in denominations of integral multiples of  $25.00 principal amount. The notes offered hereby will be issued on the issue date therefor only against payment in immediately available funds.
The notes offered hereby initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive, fully registered form without interest coupons, which we refer to as the “global securities.”
The global securities will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), as described below under “— Depositary Procedures.”
Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Securities for Certificated Securities.”
Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.
DTC is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.
Pursuant to procedures established by DTC:
•
upon deposit of the global securities, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global securities; and

•
ownership of such interests in the global securities will be maintained by DTC (with respect to its participants) or by DTC’s participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold interests in the notes in customers’ securities accounts in the depositaries’ names on the books of DTC.
All interests in a global security, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some jurisdictions require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see “— Exchange of Book-Entry Securities for Certificated Securities.”
Except as described below, owners of interests in the global security will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest on, a global security registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the Indenture. We and the trustee will treat the persons in whose names the notes, including the global securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global securities; or

•
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries.

Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. None of us, the underwriter or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but neither we nor the underwriter take any responsibility for the accuracy thereof.
Exchange of Book-Entry Securities for Certificated Securities
The global securities are exchangeable for certificated securities in definitive, fully registered form without interest coupons only in the following limited circumstances:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•
an event of default has occurred and is continuing, at the request of a beneficial owner of the notes.

Governing Law
The Indenture is, and the notes will be, governed by and construed in accordance with the internal laws of the State of New York.

UNDERWRITING
Raymond James & Associates, Inc. and JMP Securities LLC are acting as representatives of the underwriters of this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated August 14, 2017, the underwriters have agreed to purchase, and we have agreed to sell to the underwriters, $20,500,000 principal amount of the notes.
The underwriting agreement provides that the obligations of the underwriters to purchase and accept delivery of the notes offered by this prospectus supplement are subject to approval by its counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the notes offered by this prospectus supplement, if any are purchased.
Stabilization
In connection with the offering of the notes, the underwriters may engage in stabilizing transactions and syndicate covering transactions. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Commission and Discounts
The underwriters propose to offer the notes directly to the public at the public offering price indicated on the cover page of this prospectus supplement less a concession not to exceed 1.8% per note. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the underwriters. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The notes are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table summarizes the underwriting compensation to be paid to the underwriters by us. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to below, will be approximately $175,000.
	Per Note	Total
Public offering price of the notes	$25.70	$21,074,000
Underwriting discounts and commissions in connection with the notes offering	$0.75	$615,000
Proceeds, before expenses, to us	$24.95	$20,459,000
Market Making
The Initial Notes are listed on the NYSE under the ticker symbol “AJXA.” We have applied to list the notes offered hereby on the NYSE under the same ticker symbol. Following this offering, the notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Our common stock is listed on the NYSE under the ticker symbol “AJX.”
No assurance can be given as to the continuation of the listing for the life of the notes, or the liquidity or trading market for the notes. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that prices that you receive when you sell will be favorable. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

Indemnification
We have agreed to indemnify the underwriters against various liabilities, including certain liabilities under the Securities Act, and the Exchange Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Lock-up Agreements
We and our officers and directors have agreed that, for a period beginning on the date of the lock-up agreement and continuing through the close of trading on the date that is 60 days after the date of the underwriting agreement, we and they will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any relevant security. “Relevant security” means the common stock, any other of our or our subsidiaries’ equity securities or any of and any security convertible into, or exercisable or exchangeable for, any common stock or other such equity security. Raymond James & Associates, Inc. and JMP Securities LLC in their sole discretion may release any relevant securities subject to these lock-up agreements at any time without notice.
The foregoing restrictions do not apply to certain transactions by our directors and officers, including:
(1)
bona fide gifts or gifts by will or intestacy;

(2)
the transfer of relevant securities to their affiliates, as such term is defined in Rule 405 under the Securities Act;

(3)
the transfer of relevant securities to any trust for their direct or indirect benefit or their immediate family; provided that any such transfer shall not involve a disposition for value;

(4)
the transfer of relevant securities with the written consent of Raymond James & Associates, Inc. and JMP Securities LLC;

(5)
the cashless surrender, forfeiture or other disposition to reimburse or pay income tax in connection with the vesting of outstanding restricted stock awards;

(6)
transactions in relevant securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the lock-up period); or

(7)
the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of relevant securities shall be made pursuant to a Plan prior to the expiration of the lock-up period (as the same may be extended pursuant to the provisions hereof); provided further, that we are not required to report the establishment of such Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and do not otherwise voluntarily effect any such public filing or report regarding such Plan.

In the case of any transfer pursuant to (1) through (4) above, each resulting transferee (or trustee, as applicable) of a relevant security is required to execute and deliver to Raymond James & Associates, Inc. and JMP Securities LLC an agreement satisfactory to it certifying that such transferee is bound by the terms of the lock-up agreement.
Additionally, the foregoing restrictions do not apply to (i) shares of our common stock that we may offer and sell pursuant to the At-the-Market Issuance Sales Agreements previously entered into with each of FBR Capital Markets & Co., JMP Securities LLC and Raymond James & Associates, Inc. and (ii) our filing of any pre-effective amendments to the Form S-3 shelf registration statement (333-219923) filed by the Company on August 11, 2017, relating to the registration of future offerings of our securities.

Electronic Distribution
A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters or by their affiliates. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement, the accompanying prospectus, or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of the notes and any shares of our common stock into which the notes may be converted. This section supplements and, where applicable, supersedes the discussion under “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, and should be read together with such discussion. This issuance of the notes is intended to be treated as a “qualified reopening” of the Initial Notes for purposes of applicable Treasury Regulations. Accordingly, the notes are intended to be treated as being fungible with the Initial Notes for U.S. federal income tax purposes and will be treated as part of the same “issue” as the Initial Notes, and will have the same “issue date” and “issue price” as the Initial Notes. In the remainder of this section, the notes are referred to as the “notes.” This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the notes and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, partnerships for U.S. federal income tax purposes, certain former citizens or residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare contribution tax, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.
INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.
As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
A “non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or shares of our common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or shares of our common stock acquired upon conversion of a note that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of owning and disposing of the notes and the shares of our common stock into which the notes may be converted.
U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).
Taxation of Interest
U.S. holders will be required to recognize as ordinary income the stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.
For U.S. federal income tax purposes, we expect and the following discussion assumes that the notes offered hereby will be treated as issued in a “qualified reopening” of the existing $87,500,000 aggregate principal amount of our 7.25% senior notes due 2024 that we issued on April 25, 2017 under applicable U.S. Treasury regulations. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes offered hereby will have the same issue date and the same issue price as the existing notes for U.S. federal income tax purposes. Accordingly, the notes offered hereby will not be considered to be issued with “original issue discount” for U.S. federal income tax purposes.
A portion of the price paid for a note offered hereby will be allocable to interest that “accrued” prior to the date the note is purchased (“pre-acquisition accrued interest”). We intend to take the position that, to the extent a portion of a U.S. Holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. Holder. Amounts treated as a nontaxable return of pre-acquisition accrued interest should reduce a U.S. Holder’s adjusted tax basis in the notes offered hereby by a corresponding amount.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note, the U.S. federal income tax consequences of which are described under “— U.S. Holders —  Conversion of Notes” below). The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest) and the U.S. holder’s tax basis in the note. The U.S. holder’s tax basis in the note generally will equal the amount the U.S. holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income, as described under “— U.S. Holders — Taxation of Interest.” The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the U.S. holder has held the note for more than one year, or short-term capital gain or loss if the U.S. holder has held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.
Conversion of Notes
If a U.S. Holder presents a note for conversion, it may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note, depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for notes upon conversion, its gain or loss will be determined in the same manner as if it disposed of the notes in a taxable disposition (as described above under “— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).
A U.S. holder generally should not recognize any gain or loss on the conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally will equal the tax basis of the converted note. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) will include the holding period in the converted note.
The tax consequences of the conversion of a note into a combination of cash and shares of our common stock are not entirely clear. A U.S. holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain equal to the lesser of   (i) the excess (if any) of   (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder’s tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). The gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the U.S. holder held the note for more than one year, or short-term capital gain if the U.S. holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at the reduced rates. Short-term capital gains are taxed at ordinary income rates. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.
Alternatively, the conversion of a note into a combination of cash and shares of our common stock might be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder’s aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the note treated as redeemed. See “— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest). The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder’s tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received by the U.S. holder and then immediately redeemed for cash by us. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received for the fractional share and that portion of the U.S. holder’s tax basis in the common stock (determined as discussed below) attributable to the fractional share, which will be long-term capital gain or loss if the U.S. holder held the note for more than one year, or short-term capital gain or loss if the U.S. holder held the note for one year or less, at the time of the conversion. A U.S. holder’s basis in a fractional share will be determined by allocating its basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.
Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income, as described under “— U.S. Holders — Taxation of Interest.” The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after they are received.
A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and subsequently receives a payment of cash interest, as described in “Description of Notes — Conversion Rights — General,” should consult its own tax advisor concerning the appropriate treatment of such payment.
If we undergo a transaction of the type described under “Description of Notes — Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock,” the conversion obligation may be adjusted so that U.S. holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such transaction had the notes been converted into shares of our common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of such transaction, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment.
Constructive Distributions
As discussed under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change,” the terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows beneficial owners of notes to receive more shares of common stock on conversion may increase such beneficial owners’ proportionate interests in our earnings and profits or assets. In that case, the beneficial owners of notes may be treated as though they received a taxable distribution in the form of our common stock or additional rights to acquire our common stock. A taxable constructive distribution would result, for example, if the conversion rate is adjusted to compensate beneficial owners of notes for distributions of cash or property to our stockholders. If an event occurs that dilutes the interests of stockholders or increases the interests of beneficial owners of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable distribution to beneficial owners of the notes. Conversely, if an event occurs that dilutes the interests of beneficial owners of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our stockholders in our earnings and profits or assets could be treated as a taxable distribution to the stockholders. Not all changes in the conversion rate that result in beneficial owners of notes receiving more common stock on conversion, however, increase such beneficial owners’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the beneficial owners’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive distributions. Any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate would be treated for U.S.

federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the beneficial owner to the extent of our current or accumulated earnings and profits (with the beneficial owner’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated first as a tax-free return of the beneficial owner’s tax basis in its note or common stock (as the case may be) and then as capital gain. Beneficial owners should consult their own tax advisors regarding whether any taxable constructive dividend would be eligible for the preferential rates or the dividends-received deduction described in the previous paragraph, as the requisite applicable holding period requirements might not be considered to be satisfied.
Ownership and Disposition of Shares Received Upon Conversion
The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders.”
Non-U.S. Holders
The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).
Taxation of Interest
Subject to the discussion below under “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act,” payments of interest on the notes to a non-U.S. holder will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holder certifies its nonresident status as described below.
The portfolio interest exemption will not apply to payments of interest to a non-U.S. holder that:
•
owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•
is a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership; or

•
is a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code.

In general, a foreign corporation is a controlled foreign corporation if more than 50% (by vote or value) of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.
The portfolio interest exemption applies only if the non-U.S. holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form to the applicable withholding agent prior to the payment.
Special certification rules apply to non-U.S. holders that are pass-through entities.
If a Non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such Non-U.S. holder of a trade or business in the United States (as discussed below under “— Interest or Gain Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Certain Redemptions, Conversion or Other Disposition of Notes
Subject to the discussion below under “— Backup Withholding and Information Reporting,” “— Foreign Account Tax Compliance Act,” and “— Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, certain redemptions, conversion or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Non-U.S. Holders — Taxation of Interest” above). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:
•
the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•
the rules of the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, certain redemptions or other disposition of notes by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes disposed of), a “U.S. real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes. In general, we would be a USRPHC if the fair market value of interests in U.S. real estate constituted at least 50% of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business.
Even if we were a USRPHC, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons.
Furthermore, even if we were treated as a USRPHC and were not a “domestically controlled qualified investment entity,” so long as our common stock is regularly traded on an established securities market, you will not be subject to U.S. federal income tax on the disposition of the notes unless you recognize gain on a disposition of the notes and actually or constructively own, at any time within the time period described above, (i) more than 10% of the notes, if the notes themselves are considered to be regularly traded on an established securities market, or (ii) notes with a value greater than 10% of our common stock as of any date such notes were acquired, if the notes are not considered to be regularly traded on an established securities market. If the gain from any disposition is subject to tax under FIRPTA, it will be taxed as if you were a U.S. holder as described in “— Income or Gains Effectively Connected with a U.S. Trade or Business” below. In addition, in certain circumstances, the gross proceeds from a disposition may be subject to withholding at a rate of 15%. We believe our common stock is regularly traded on an established securities market, but we cannot assure you that it will continue to be so traded in the future.
Constructive Dividends
Subject to the discussion below under “— Backup Withholding and Information Reporting,” “— Foreign Account Tax Compliance Act,” and “— Income or Gains Effectively Connected with a U.S. Trade or Business,” taxable constructive stock dividends resulting from certain adjustments

(or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “— U.S. Holders — Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on taxable constructive stock dividends, however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Because constructive stock dividends will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such constructive stock dividends against cash payments of interest or from cash or common stock otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note (as applicable). Until such time as judicial, legislative, or regulatory guidance becomes available that would, in our reasonable determination, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, in general we intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs. Taxable constructive stock dividends that are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “— Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business.”
Income or Gains Effectively Connected with a U.S. Trade or Business
The preceding discussion of the U.S. federal income and withholding tax considerations of the ownership or disposition of notes by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business, which interest on a note or gain recognized from the sale, exchange, redemption or other taxable disposition of a note is effectively connected with. If any interest on the notes, taxable constructive stock dividends, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or shares of our common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net-income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the Non-U.S. holder provides an IRS Form W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net-income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest or taxable constructive stock dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% withholding, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI or properly completed and executed IRS Form W-8BEN or W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Ownership and Disposition of Shares Received Upon Conversion
The tax consequences of owning and disposing of common stock received upon conversion of the notes are described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders.”

Backup Withholding and Information Reporting
The Code and the U.S. Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.
Payments of interest or constructive dividends to U.S. holders of notes generally will be subject to information reporting, and will be subject to backup withholding, unless the U.S. holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.
The applicable withholding agent must report annually to the IRS the interest and/or constructive dividends paid to each non-U.S. holder and the tax withheld, if any, with respect to such interest and/or constructive dividends, including any tax withheld pursuant to the rules described under “— Non-U.S. Holders — Taxation of Interest” and “— Non-U.S. Holders — Constructive Dividends” above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. holder resides. Payments to non-U.S. holders of constructive dividends or interest on the notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E or appropriate substitute form. Payments made to non-U.S. holders by a broker upon a sale of the notes will not be subject to information reporting or backup withholding as long as the non-U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.
Any amounts withheld from a payment to a U.S. holder or non-U.S. holder of notes or common stock under the backup withholding rules generally will be allowed as a refund or can be credited against any U.S. federal income tax liability of the U.S. holder or non-U.S. holder, as applicable, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Provisions of the HIRE Act
The Foreign Account Tax Compliance provisions of the HIRE Act (commonly known as “FATCA”) impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a beneficial owner), unless such institution (i) enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, (ii) satisfies the requirements of an intergovernmental agreement entered into by such institution’s country of residence and the United States, or (iii) qualifies for an exception. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.
These withholding requirements currently apply to payments of interest and dividends and, after December 31, 2018, to payments of gross proceeds from the sale or other disposition of the notes and shares of our common stock. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Beneficial owners are urged to consult their own tax advisors regarding the possible implications of this legislation on their ownership and disposition of the notes and any shares of our common stock.

LEGAL MATTERS
Morrison & Foerster LLP, New York, New York, will pass upon the validity of the notes offered by this prospectus supplement on behalf of us. Clifford Chance US LLP, New York, New York, has represented the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements and schedule of Great Ajax Corp. and its subsidiaries as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 and the period from inception (January 30, 2014) to December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.
This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2016 filed on March 2, 2017;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on March 3, 2017 and August 3, 2017, respectively;

•
our Definitive Proxy Statement filed with the SEC on March 31, 2017 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

•
our Current Reports on Form 8-K filed with the SEC on March 1, 2017 (except with respect to item 7.01 therein), April 19, 2017, April 25, 2017, May 2, 2017 (except with respect to item 7.01 therein), May 11, 2017 and August 1, 2017 (except with respect to item 7.01 therein).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the notes to which this prospectus supplement relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under Item 7.01 of any Current Report on Form 8-K.
You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:
Irving Potter
Great Ajax Corp.
9400 SW Beaverton-Hillsdale Hwy, Suite 131
Beaverton, Oregon 97005
503-505-5670

PROSPECTUS
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•
shares of our common stock, par value $0.01 per share;

•
shares of our preferred stock (which we may issue in one or more classes or series), par value $0.01 per share;

•
debt securities;

•
warrants to purchase shares of common stock or preferred stock or debt securities; or

•
units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $150,000,000.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of securities being offered and terms of the offering of those securities. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AJX.” On April 11, 2016, the last reported sale price of our common stock was $11.85.
To assist us in qualifying as a real estate investment trust, or REIT, among other purposes, ownership of our common stock by any person is generally limited to 9.8% of our outstanding common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Restrictions on Ownership and Transfer.”
We are an “emerging growth company” under the Jumpstart Our Business Startups Act and are subject to reduced public company reporting requirements.
Investing in our securities involves risks. See “Risk Factors” beginning on page 3, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2016

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $150,000,000. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Any accompanying prospectus supplement or free writing prospectus may also add to, update or supersede other information contained in this prospectus.
The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. In this prospectus, unless the context indicates otherwise, references to “Great Ajax,” “we,” “the company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Great Ajax Corp., and references to “operating partnership” refers to Great Ajax Operating Partnership L.P., a Delaware limited partnership.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.
The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks, along with the following factors that could cause actual results to vary from our forward-looking statements:
•
our ability to implement our business strategy;

•
difficulties in identifying re-performing and non-performing loans and properties to acquire;

•
the impact of changes to the supply of, value of and the returns on re-performing and non-performing loans;

•
our ability to convert non-performing loans into performing loans, or to modify or otherwise resolve such loans;

•
our ability to convert non-performing loans to properties that can generate attractive returns either through sale or rental;

•
our ability to compete with our competitors;

•
our ability to control our costs;

•
the impact of changes in interest rates and the market value of the collateral underlying our re-performing and non-performing loan portfolios or of our other real estate assets;

•
our ability to obtain financing arrangements on favorable terms, or at all;

•
our ability to retain our engagement of Thetis Asset Management LLC (our “Manager”);

•
the failure of Gregory Funding LLC (the “Servicer” or “Gregory”) to perform its obligations under the servicing agreement;

•
general volatility of the capital markets;

•
the impact of adverse real estate, mortgage or housing markets and changes in the general economy;

•
changes in our business strategy;

•
our failure to qualify or maintain qualification as a REIT;

•
our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•
our failure to maintain our exemption from registration under the Investment Company Act; and

•
the impact of adverse legislative or regulatory tax changes.

The forward-looking statements should be read in light of these factors and the factors identified in the “Risk Factors” incorporated by reference into this prospectus and any accompanying prospectus supplement, from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time.

OUR COMPANY
We are a Maryland corporation that focuses primarily on acquiring, investing in and managing a portfolio of re-performing and non-performing mortgage loans secured by single-family residences and, to a lesser extent, single-family properties. We also invest in loans secured by multi-family residential and commercial mixed use retail/residential properties, as well as in the properties directly. The multi-family and commercial mixed-use properties generally will have loan values of up to approximately $5 million. We refer to these as “smaller commercial properties.”
Our primary strategy is to acquire, own and manage re-performing and non-performing mortgage loans. We seek to acquire loans at significant discounts to our estimates of the value of the underlying real estate and of the unpaid principal balance, or UPB, of the loan. Unlike other loan acquirers, who often rely on pooled estimates in analyzing and pricing portfolios, our Manager uses proprietary models and data developed by its affiliates to evaluate individual assets and to help determine cities, neighborhoods and properties that it believes will experience home price appreciation. These proprietary analytics have inputs for economic and demographic data that include changes in unemployment rates, median household incomes, housing starts, crime rates, education, electoral participation and other variables that we believe closely correlate to property values. The proprietary models predict probabilistic future cash flows for each loan we seek to acquire. Factors affecting our cash flow projections include resolution method, resolution timeline, foreclosure costs, rehabilitation costs and eviction costs. The database for these proprietary models contains foreclosure timelines on an individual county basis and, in some instances, also on an individual judge basis. We believe that these proprietary models permit us to acquire loans at prices we and the Manager believe represent a discount to UPB and current property values in non-auction purchases.
We generally intend to securitize our mortgage loans and retain subordinated securities from our securitizations. We also hold “real estate-owned” properties, or REO, acquired upon the foreclosure or other settlement of our owned non-performing loans, as well as through outright purchases. We anticipate our REO will consist principally of single-family homes, although we also may own smaller commercial properties. Our resolution methods are tailored to each loan, based on our Servicer’s detailed analytics, and include, among others, loan modification, forbearance agreements, foreclosure, short sale and deed-in-lieu of foreclosure. In the event of foreclosure, our Manager determines, in part based on the information obtained from the Servicer regarding historical experience, whether to seek to sell any REO asset, including offering mortgage financing to the purchaser, or to hold the REO as a rental property. We may conduct some of these activities through a taxable REIT subsidiary, or TRS. As part of our integrated approach, the Servicer focuses on understanding each borrower’s situation and working closely with the borrower to determine the most appropriate resolution for both parties. We believe that purchasing re-performing and non-performing mortgage loans at significant discounts to UPB and underlying property values, as well as working, through Gregory Funding LLC, an affiliated entity, to support continuing or new payments by borrowers, will allow us to achieve our targeted returns. However, if actual results differ from our assumptions, particularly if the value of the underlying properties were to decrease significantly, we may not achieve our targeted returns.
We are externally managed by Thetis Asset Management LLC, an affiliated entity. We own a 19.8% interest in the Manager. Our mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. We conduct substantially all of our business through our operating partnership, Great Ajax Operating Partnership L.P., a Delaware limited partnership, and its subsidiaries. We, through a wholly owned subsidiary, are the general partner of our operating partnership. GA-TRS LLC, or Thetis TRS, is a wholly owned subsidiary of the operating partnership that owns the equity interest in the Manager. We elected to treat Thetis TRS as a TRS under the Internal Revenue Code of 1986, as amended, or the Code. In September 2014, we formed Great Ajax Funding LLC, a wholly owned subsidiary of the operating partnership, to act as the depositor of mortgage loans into securitization trusts and to hold the subordinated securities issued by such trusts and any additional trusts we may form for additional securitizations. In November 2014, we formed AJX Mortgage Trust I, a wholly owned subsidiary of the operating partnership, in connection with a repurchase agreement. On February 1, 2015, we formed GAJX Real Estate LLC, as a wholly owned subsidiary of the operating partnership, to own, maintain, improve and sell REO purchased by us. We have elected to treat GAJX Real Estate LLC as a TRS under the Code.

We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2014. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code, and that our current intended manner of operation enables us to meet the requirements for taxation as a REIT for U.S. federal income tax purposes.
Our principal offices are located at 9400 SW Beaverton-Hillsdale Hwy, Suite 131, Beaverton, OR 97005. Our telephone number is 503-505-5670. Our web address is www.great-ajax.com. The information on our website does not constitute a part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves substantial risks. Before acquiring securities from us, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods set forth below. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pre-tax net income (loss) from continuing operations plus fixed charges less capitalized interest. Fixed charges include interest expense, capitalized interest and amortization of premiums, discounts, and deferred financing costs related to debt.
	Period from inception (January 30,) through December 31, 2014	Year ended December 31, 2015
Ratio of earnings to fixed charges(1)	5.80	3.21

(1)
We did not have any preferred stock outstanding for the periods presented.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement to acquire mortgage-related assets having characteristics substantially similar to those comprising our loan portfolio, subject to the availability of appropriate investment opportunities consistent with our objectives. We have not entered into binding definitive commitments to acquire mortgage loans but continually review different loan portfolios.
Pending these uses, we intend to invest the net proceeds in readily marketable, interest bearing, short-term investment grade securities or money market accounts that are consistent with our intention to qualify as a REIT. Such temporary investments are expected to provide a lower net return than we anticipate achieving from our targeted investments.
Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 125,000,000 shares of common stock, par value $0.01 per share. As of April 12, 2016, 15,942,638 shares of common stock were issued and outstanding, including 624,106 shares reserved for issuance upon redemption of units of our operating partnership held by persons other than us.
Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Maryland law provides that none of our stockholders is personally liable to our creditors for any of our obligations solely as a result of that stockholder’s status as a stockholder.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. Our directors are elected by plurality. There is no cumulative voting in the election of directors or otherwise, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, transfer all or substantially all of its assets or engage in a share exchange unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except that the charter requirement for a two-thirds vote to remove directors may be amended only with approval of two-thirds of the votes entitled to be cast.
Dividends, Liquidation and Other Rights
All shares of common stock offered by this prospectus will be duly authorized, fully paid and non-assessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.
Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock (including preferred stock), to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Further, our charter permits our board of directors, without stockholder action, to amend our charter to increase or decrease the aggregate number of shares of our stock with the number of shares of any class or series of stock that we have authority to issue.
Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders.
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board will be required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No shares of our preferred stock are outstanding, and we have no present plans to issue any preferred stock.
Terms
When we issue preferred stock, it will be fully paid and nonassessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of our charter will set forth the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
•
the title and stated value;

•
the number of shares, liquidation preference and offering price;

•
the dividend rate, dividend periods and payment dates;

•
the date on which dividends begin to accrue or accumulate;

•
any auction and remarketing procedures;

•
any retirement or sinking fund requirement;

•
the price and the terms and conditions of any redemption right;

•
any listing on any securities exchange;

•
the price and the terms and conditions of any conversion or exchange right;

•
any voting rights;

•
the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

•
any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

•
any limitations on direct or beneficial ownership and restrictions on transfer; and

•
any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed under “Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will describe any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and our Charter and Bylaws.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.
The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).
Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:
•
their title and whether they are senior securities or subordinated securities;

•
their initial aggregate principal amount and any limit on their aggregate principal amount;

•
the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•
the terms, if any, upon which they may be convertible or exchangeable into our common stock, other securities or other property and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate and the conversion or exchange period, any adjustments to the foregoing and any requirements relative to the reservation of shares for purposes of conversion or exchange;

•
if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

•
the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•
the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where the principal (and premium, if any) and interest, if any, will be payable, or the method of such payment, if by wire transfer, mail or other means;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•
our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

•
if other than U.S. dollars, the currency or currencies in which they are denominated and in which any payments of principal (and premium, if any) or interest, if any, are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

•
whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

•
any additions to, modifications of or deletions from their terms with respect to the events of default, to the rights of the trustee or the holders to declare the principal amount thereof due and payable, or to the covenants, in each case as set forth in the indenture;

•
any provisions for collateral security for their repayment;

•
any provisions relating to guarantees;

•
any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

•
whether they will be issued in certificated or book-entry form;

•
the date any temporary global security will be dated if other than the date of original issuance of the first security of such series to be issued;

•
if issued in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•
if to be issued upon the exercise of debt warrants, the time, manner and place to be authenticated and delivered;

•
the denominations if other than $1,000 and any integral multiple thereof;

•
the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•
whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•
any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.
The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Ownership and Transfer” in this prospectus. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Merger, Consolidation or Sale
The applicable indenture will provide that we may consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to any other person (as defined therein), provided that:
•
we are the continuing trust, or the successor person (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the applicable debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•
an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants
The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.
Events of Default, Notice and Waiver
Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):
•
our failure to pay any installment of interest;

•
our failure to pay the principal (or premium, if any) at maturity;

•
our failure to make any required sinking fund payment;

•
our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default resulting from certain events of bankruptcy described in the indenture occurs, all outstanding debt securities of that series will become due and payable immediately. If any other event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
•
the rescission would not conflict with any judgment or decree; and

•
all events of default, other than the non-payment of accelerated principal, interest or premium (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:
•
continuing payment default; or

•
covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of  (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.
Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of  (and premium, if any) and interest on the debt securities at the respective due dates thereof.
Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
The indenture will likely provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:
•
change the stated maturity date or reduce the amount of the principal of  (or premium, if any) or reduce the rate of interest or change the time for payment of any installment of interest, if any, on the debt securities;

•
change the currency of payment of principal of  (or premium, if any) or interest, if any, on the debt securities;

•
waive a default or event of default in the payment of principal of  (or premium, if any) or interest on the debt securities (other than as described in the indenture);

•
waive a redemption payment, if any, or alter or waive any of the provisions in the indenture with respect to redemption;

•
reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•
modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.
The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.
Redemption of Debt Securities
The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable accompanying prospectus supplement.
Conversion of Debt Securities
The terms and conditions, if any, upon which any debt securities are convertible or into our common stock or preferred stock will be set forth in the applicable accompanying prospectus supplement. The terms will include:
•
whether the debt securities are convertible into our common stock or preferred stock;

•
the conversion price (or the manner of calculating the price);

•
the conversion period;

•
the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•
any restrictions on conversion.

Subordination
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities
The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities, and may issue warrants independently or together with common stock, preferred stock or debt securities, or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the type and number of securities purchasable upon exercise of such warrants;

•
the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•
the date, if any, on and after which such warrants and the related securities will be separately transferable;

•
the price at which each security purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
any anti-dilution protection;

•
a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or debt securities, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
•
the title of any series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
information with respect to any book-entry procedures;

•
a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

•
any other material terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock (after taking into account options to acquire shares of stock) may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities). These requirements are not applicable to the first taxable year in which a REIT election is made.
Because our board of directors believes that it is essential for us to qualify as a REIT, the charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our shares. Our charter provides that, subject to certain exceptions, no person, including a “group” (as defined in Section 13(d)(3) of the Exchange Act), may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or the aggregate of the outstanding shares of our capital stock. Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT. In connection with our private placement in July and August 2014, our board waived such limit in connection with the ownership by Flexpoint Great Ajax Holdings LLC (an affiliate of an investment fund managed by Flexpoint Ford LLC, otherwise referred to as “Flexpoint REIT Investor”), investors consisting of an investment fund for which Wellington Management Company LLP is the investment advisor (collectively the “Wellington Investors”) and certain other investors, for up to 20% of our then outstanding common stock plus the percentage of our common stock that such person would be deemed to beneficially own or constructively own as a result of its ownership of an interest in the Manager and the Servicer.
Our charter also prohibits any person from (a) beneficially owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership do not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our charter provides that any transfer that will result in our shares being owned by fewer than 100 persons will be void and that any ownership or transfer of our shares in violation of the other restrictions described in the immediately preceding paragraph will result in the shares that would result in such violation being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer to the trust is ineffective for any reason to prevent a violation of these restrictions, the transfer that would have resulted in such violation will be void from the outset and the purported transferee will acquire no rights in such shares.
In addition, our charter documents limit equity participation by “benefit plan investors” so that such participation in any class of our equity securities by such “benefit plan investors” will not be deemed “significant.” For such purposes, the terms “benefit plan investors” and “significant” are determined by reference to certain regulations promulgated by the U.S. Department of Labor.
Our charter also provides that to the extent that we incur or our board of directors determines that we will incur any tax pursuant to Section 860E(c)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code), which tax is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(c)(5) of the Code), the our board of directors will cause us to allocate such tax solely to the stock held by such disqualified organization in the manner described by Treasury Regulations, by reducing from one or more distributions to be paid to such stockholder the tax incurred by us pursuant to Section 860E(c)(6) of the Code as a result of such stockholder’s stock ownership.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all outstanding shares of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interest of our stockholders.
Policy on Poison Pills
We do not have a stockholders “rights plan,” which for this purpose means any arrangement pursuant to which, directly or indirectly, common stock or preferred stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the common stock or preferred stock at less than the prevailing market price of the common stock or preferred stock (sometimes referred to as a “poison pill”). Our board of directors considers it unlikely that such a plan would be considered in the future.
Our board of directors shall seek and obtain stockholder approval before adopting a poison pill; provided, however, that the board may adopt a poison pill if, under the then circumstances, the board, including a majority of its independent members, in its exercise of its fiduciary responsibilities, deems it to be in the best interests of the company’s stockholders to adopt a poison pill without the delay in adoption that would come from the time reasonably anticipated to be necessary to seek stockholder approval.
If a poison pill were to be adopted without prior stockholder approval, the poison pill will either be ratified by stockholders or expire, without being renewed or replaced, within one year.
Stock Exchange Listing
Our shares of common stock are listed on the NYSE under the symbol “AJX.”
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws.
Number of Directors; Vacancies
Our charter and bylaws provide that the initial number of directors shall be one and that the number of our directors may only be increased or decreased by a vote of a majority of the members of our board of directors; provided that the number of directors may not be less than the minimum required by Maryland law nor more than 15. Since the completion of our initial public offering, our board of directors has consisted of seven members.
Upon such time as we are eligible to make an election under Subtitle 8 of Title 3 of the MGCL, subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.
Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.
Removal of Directors
Our charter provides that a director may be removed only with cause and upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Our charter defines cause, for the purpose of removal of directors, to mean, with respect to a director, conviction of a felony or a judgment of a court that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Absent removal of all of our directors, this provision, when coupled with the provision of our charter making an election under Subtitle 8 of Title 3 of the MGCL permitting only our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Business Combinations
Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:
•
any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•
an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year period, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of our then outstanding shares of capital stock; and

•
two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us in whole or in part at any time. According to resolutions of our board of directors, we are not permitted to opt back in to these provisions without the approval of the holders of a majority of our shares of common stock. If this resolution were repealed or rescinded with approval by a vote of our stockholders, or our board of directors does not otherwise approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
•
one-tenth or more but less than one-third;

•
one-third or more but less than a majority; or

•
a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition of our stock may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting, the acquirer may then vote a majority of the shares entitled to vote, and all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.
Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law. We may not opt back in to this provision without the approval of the holders of a majority of our shares of common stock.
Maryland Unsolicited Takeovers Act
The Maryland Unsolicited Takeovers Act, or the “MUTA,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of its five provisions, which provide that:
•
the corporation’s board of directors will be divided into three classes;

•
the affirmative vote of two-thirds of all the votes entitled to be cast by stockholders generally in the election of directors is required to remove a director;

•
the number of directors may be fixed only by vote of the directors;

•
a vacancy on the board of directors may be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

A board of directors may implement all or any of those provisions without amending the charter or bylaws and without stockholder approval. The corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. Our charter provides that we will not elect to be subject to the provisions of the MUTA pursuant to which our board of directors would be divided into three classes. That prohibition in our charter may not be repealed unless the repeal, or classification of our directors, is approved by our stockholders by a vote of at least a majority of the votes entitled to be cast. We are not prohibited from implementing any other provision of the statute. Our charter provides an election by us into certain provisions of the statute in order that, except as may be provided by our board of directors in setting the terms of any class of preferred stock, any vacancies on the board may be filled only by a majority of the directors then in office, even if less than a quorum, and a director elected to fill a vacancy will serve for the balance of the unexpired term.
Amendment of Charter
Except for amendments to the provisions of our charter relating to the removal of directors and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws and the vote required to amend such provisions, must be approved by the holders of at least three-fourths of the outstanding shares of our common stock entitled to vote thereon (other than shares of our common stock held by our Manager and the Servicer and any shares of our common stock held by our directors and executive officers).
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting liability of its directors and officers to the corporation and its stockholders for money damages, but not any provision that limits the liability of directors or officers to the corporation or its stockholders:

•
to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

•
to the extent that a judgment adverse to the person is entered based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages to the maximum extent permitted by Maryland law.
Our charter provides that we have the power, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former directors or officers or any individual who, while a director or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a director, officer, partner or otherwise. Our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former director or officer who is made a party to a proceeding by reason of his or her service to us.
Maryland law will permit us to indemnify our present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they are made a party by reason of service to us, unless it is established that:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, Maryland law will prohibit us from indemnifying our present and former directors and officers for an adverse judgment in a derivative action or if the director or officer was adjudged to be liable for an improper personal benefit. Further, a director or officer may not be indemnified for a proceeding brought by that person against us, except (i) for a proceeding brought to enforce indemnification or (ii) if the charter or bylaws, a resolution of the board of directors or an agreement approved by the board of directors to which the corporation is a party expressly provide otherwise, none of which is applicable to us.
Our bylaws and Maryland law will require us, as a condition to advancing expenses in certain circumstances, to obtain:
•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
a written undertaking by him or her to repay the amount reimbursed by us if the requisite standard of conduct is not met.

Operations
We generally will be prohibited from engaging in certain activities, including acquiring or holding any asset or engaging in any activity that would cause us to fail to qualify as a REIT.
Term and Termination
Our charter provides for us to have a perpetual existence. Pursuant to our charter, and subject to the provisions of any of our classes or series of shares of capital stock then outstanding and the approval by a majority of the entire board of directors, our stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

Meetings of Stockholders
Under our bylaws, annual meetings of stockholders are to be held upon reasonable notice and not less than 30 days after delivery of our annual report as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the Chairman of our board of directors, our President or our Secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Maryland law provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter permits the consent to be less than unanimous, which our charter does not).
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
•
pursuant to our notice of the meeting;

•
by our board of directors; or

•
by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:
•
pursuant to our notice of the meeting;

•
by our board of directors; or

•
provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws will not give our board of directors the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.
No Approval Rights
In certain extraordinary transactions, Maryland law provides to dissenting stockholders the right to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. Except with respect to appraisal rights arising in connection with Maryland’s control share acquisition statute discussed above, as permitted by Maryland law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless our board of directors determines that such rights apply to a subsequently occurring transaction in connection with which stockholders would otherwise be entitled to appraisal rights under Maryland law.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The business combination provision and control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the provisions of our charter on the removal of directors and the restrictions on the transfer of shares of our stock, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the shares of common stock or might otherwise be in their best interest.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that a prospective stockholder may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:
•
insurance companies;

•
tax-exempt organizations, tax-deferred and tax-advantaged accounts;

•
financial institutions or broker-dealers;

•
non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “— Taxation of Non-U.S. Holders” or “— Foreign Account Tax Compliance Act” below);

•
U.S. expatriates;

•
persons who mark-to-market our shares of common stock;

•
subchapter S corporations;

•
U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•
regulated investment companies and REITs, and their investors;

•
trusts and estates (except to the extent discussed herein);

•
persons who receive our shares of common stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our shares of common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons subject to the alternative minimum tax provisions of the Code;

•
persons holding our shares of common stock through a partnership or similar pass-through entity; and

•
persons holding a 10% or more (by vote or value) beneficial interest in our shares of common stock.

This summary assumes that stockholders hold our shares of common stock as capital assets for U.S. federal income tax purposes, which generally means as property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES OF COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended December 31, 2014. We believe that, commencing with our short taxable year ended December 31, 2014, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with this offering, Morrison & Foerster LLP will render an opinion that, commencing with our taxable year ended December 31, 2014, we were organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will have permitted us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2015, and will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2016 and subsequent taxable years. Investors should be aware that Morrison & Foerster LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. In addition, Morrison & Foerster LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Morrison & Foerster LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Risk Factors — Risks Related to this Offering — Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic TRS will be subject to regular corporate income tax. However, we will be subject to U.S. federal tax in the following circumstances:
•
We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses, that we do not distribute or allocate to stockholders.

•
We will pay income tax at the highest corporate rate on:

•
net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•
other non-qualifying income from foreclosure property.

•
We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•
the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•
a fraction intended to reflect our profitability.

•
If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of  $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

•
If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arms’-length basis.

•
The earnings of our TRSs will be subject to U.S. federal corporate income tax.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•
the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a TMP, or a residual interest in a real estate mortgage investment conduit, or

REMIC), we could be subject to corporate level U.S. federal income tax (currently at a 35% rate) to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but all of the income from the investment will be subject to U.S. federal income tax at the TRS level. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.
In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we may own an interest will be subject to U.S. federal, state and local corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state and local franchise, property and other taxes and foreign taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
1.
It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.
It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.
It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.
It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses the calendar year as its taxable year.

10.
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4 and 7 through 10 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 apply to us beginning with our 2015 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we will issue shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. The provisions of our charter restricting the ownership and transfer of the shares are described in “Restrictions on Ownership and Transfer.”
To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the shares of which are owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Ownership of Subsidiary REITs
Our operating partnership may own 100% of the common stock in one or more of our subsidiaries that will elect to be taxed as REITs, which we refer to as “Subsidiary REITs.” We may use the Subsidiary REITs for various purposes, including to execute non-REMIC securitization transactions that are treated as TMPs, as described in “— Taxable Mortgage Pools and Excess Inclusion Income.”
Any Subsidiary REIT will be subject to the various REIT qualification requirements and other limitations described that apply to us. We believe that any Subsidiary REIT will be organized and will operated in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if any Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular corporate income tax as described in “— Failure to Qualify,” and (ii) our ownership of shares of common stock in the Subsidiary REIT would not be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Asset Tests.” If a Subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test and the 5% asset test, 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions, as described in “— Asset Tests.”
Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (or, beginning January 1, 2018, 20%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arms’-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Similarly, if amounts are paid to a TRS for services provided to or on behalf of its parent REIT and such amounts are less than the amount that would be paid to a party in an arms’-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such deficiency. We intend that all of our transactions with Thetis TRS, GAJX Real Estate LLC and any other TRS that we may form will be conducted on an arms’-length basis, but there can be no assurance that we will be successful in this regard.
We have elected to treat Thetis TRS and GAJX Real Estate LLC as TRSs and we may form or invest in additional domestic or foreign TRSs in the future. We may also use a TRS, including GAJX Real Estate LLC, to market and sell distressed mortgage loans and property acquired upon foreclosure of those loans, and may modify loans through a TRS. We intend to market and sell mortgage loans and the related foreclosed property through a TRS when the sale of those assets directly by us or our operating partnership may be subject to the 100% prohibited transactions tax. See “— Gross Income Tests — Prohibited Transactions.” We anticipate that our marketing and sales of loans and the related foreclosed property will generally be conducted through a TRS.
It is possible that such TRS will be treated as a dealer for U.S. federal income tax purposes. In that case, such TRS will generally mark all the loans it holds on the last day of each taxable year, if any, to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. If we significantly modify mortgage loans in a TRS and determine that such TRS qualifies as a trader, but not a dealer, for tax purposes, such TRS may elect to be subject to similar “mark-to-market” rules that apply to electing traders.
A TRS may also provide services with respect to our properties to the extent we determine that having a TRS provide those services will assist us in complying with the gross income tests applicable to REITs. See “— Gross Income Tests — Rents From Real Property.”
To the extent that our TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by a mortgage on real property or on interests in real property;

•
dividends or other distributions on, and gain from the sale of, shares in other REITs;

•
gain from the sale of real estate assets (other than nonqualified publicly offered REIT debt instruments, as described below);

•
income and gain derived from foreclosure property (as described below);

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.
Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Dividends
Our share of any dividends received from any corporation (including dividends from our TRSs, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Interest
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
•
an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.

We intend to acquire re-performing and non-performing mortgage loans. Our mortgage loans will be secured by a first lien on real property. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the IRS interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage interest income is qualifying for purposes of the 75% gross income test.
We expect to acquire re-performing and non-performing mortgage loans for substantially less than their face amount. However, we believe that all of the mortgage loans that we will acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 (to the extent it addresses interest apportionment) will not apply to our mortgage loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we might not be able to satisfy the 75% income test.
Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets (“liability hedge”). A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). To the extent we enter into transactions to mitigate the risk of hedging transactions where the hedged asset has been extinguished or disposed of, such transaction may also constitute a “hedging transaction.” We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income
We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights (which we do not currently intend to acquire on a standalone basis), generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of  (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
We have acquired interests in real property as part of our initial portfolio and may acquire additional real property or an interest therein in the future. Rents we receive from our interests in real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:
•
First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•
Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.
•
Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•
Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if  (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.
Our operating partnership and/or its subsidiaries will generally lease our REO properties to tenants that are individuals. Our REO property leases will typically have a term of at least one year and require the tenant to pay fixed rent. We may also lease portions of our mixed-use properties, if any, to tenants that are entities. We intend to structure any such leases so that the rent will qualify as “rents from real property,” and do not intend to own more than 10% of any tenant of a mixed-use property. We do not anticipate leasing significant amounts of personal property pursuant to any of our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To avoid the 100% prohibited transaction tax on the sale of dealer property by a REIT, we intend to dispose of any asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business” by contributing or selling the asset to a TRS prior to marketing the asset for sale.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•
for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•
for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

To the extent we foreclose or enter into a deed-in-lieu arrangement on any distressed mortgage loan that we acquire, we may not be able to make a foreclosure property election with respect to such property because we may be treated as having acquired the loan at a time when default on such loan was imminent or anticipated. If we anticipate selling a property shortly after foreclosure or deed-in-lieu of foreclosure, we expect that we will contribute or sell the property to a TRS, which will market and sell the property. See “— Taxable REIT Subsidiaries” and “— Gross Income Tests — Prohibited Transactions.”
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
•
our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•
following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:
•
cash or cash items, including certain receivables and investments in money market funds;

•
government securities;

•
interests in real property, including leaseholds and options to acquire real property and leaseholds;

•
interests in mortgage loans secured by real property or by interests in real property;

•
stock in other REITs;

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

For taxable years beginning after December 31, 2015, the 75% asset class also includes debt instruments of  “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).
Fourth, no more than 25% (or, beginning January 1, 2018, 20%) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).
Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of  “publicly offered REITs” in the meaning of real estate assets for taxable years beginning after December 31, 2015, as described above.

For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or MBS that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
•
“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•
a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•
any loan to an individual or an estate;

•
any “section 467 rental agreement,” other than an agreement with a related party tenant;

•
any obligation to pay “rents from real property;”

•
certain securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity;

•
any security (including debt securities) issued by another REIT;

•
any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

•
any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As discussed above under “— Gross Income Tests,” we intend to acquire re-performing and non-performing mortgage loans for substantially less than their face amount. Under the applicable Treasury Regulation (referred to as the “loan apportionment regulation”), if a mortgage loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date we agreed to acquire or originate the mortgage loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the mortgage loan will also likely be a non-qualifying asset for purposes of the 75% asset test. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a mortgage loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of  (i) the fair market value of the mortgage loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of  (x) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (y) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. Under the safe harbor, when the current value of a mortgage loan exceeds both the current fair market value of the real property that secures the loan and the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, a portion of the mortgage loan will be treated as a nonqualifying asset. We do not anticipate that the value of our distressed mortgage loans will exceed the current value of the real property securing the loans.
We may in the future enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.
Derivative instruments generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.
As discussed above, we may invest opportunistically in other types of mortgage-related assets. To the extent we invest in such assets, we intend to do so in a manner that will enable us to satisfy each of the asset tests described above. However, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
•
we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

We believe that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
•
the sum of

•
90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•
90% of our after-tax net income, if any, from foreclosure property,

minus
•
the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
•
85% of our REIT ordinary income for such year,

•
95% of our REIT capital gain income for such year, and

•
any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.
We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
•
If we sell property at a loss to a related party, including a TRS, such loss may be suspended until the TRS disposes of the property to an unrelated buyer.

•
Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•
We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•
If we acquire distressed mortgage loans and significantly modify those loans, we would recognize gain, without the receipt of any cash, on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the face amount of the modified loan) and our adjusted tax basis in the original loan. Because we intend to acquire distressed mortgage loans at a significant discount, our adjusted tax basis in a distressed mortgage loan typically will be significantly lower than the adjusted issue price of the modified loan, which would result in our recognizing “phantom” income if we significantly modify the loan. We intend to significantly modify our distressed mortgage loans only on an opportunistic or selective basis.

•
We expect to foreclose on a portion of our non-performing mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of such loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.

•
We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related economic income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and/or the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS issued a revenue procedure creating a temporary safe harbor authorizing publicly traded REITs to make elective cash/shares dividends, but that safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have no current intention to make a taxable dividend payable in cash and our shares.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a TMP under the Code if  (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our future financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations may result in us owning interests in a TMP. If we do not own 100% of the equity in our operating partnership, we would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions through a Subsidiary REIT owned by our operating partnership and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.
If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders.
The U.S. Treasury has not yet issued regulations to govern the treatment of stockholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, however, will be treated as “excess inclusion income.”

The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of U.S. Holders” and “— Taxation of Non-U.S. Holders.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholder by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” Our charter contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the stockholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.
The manner in which excess inclusion income is calculated is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Taxation of Our Operating Partnership
Our operating partnership currently is treated as a partnership for tax purposes.
Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.
As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our operating partnership’s income and assets, respectively. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.
We may issue equity compensation to employees in the form of interests in our operating partnership that provide for capital gain treatment to the employees but do not generate a corresponding deduction for our operating partnership.
The discussion above assumes that our operating partnership is treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions to treatment of our operating partnership as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.

Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of our shares of common stock that, for U.S. federal income tax purposes, is:
•
a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our shares of common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our shares of common stock by the partnership.
Taxation of Taxable U.S. Holders on Distributions on Shares
As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 20% tax rate for “qualified dividend income.”
The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.
As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of  “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of common stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our shares of common stock, to the extent that they do not exceed our actual net capital gain for the taxable year and, for taxable years beginning after December 31, 2015, do not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of such shares of common stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.
Taxable distributions from us and gain from the disposition of our shares of common stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such shares of common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable U.S. holder will decrease.
If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.”
Taxation of Taxable U.S. Holders on the Disposition of Shares
In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of common stock as long-term capital gain or loss if the U.S. holder has held such shares of common stock for more than one year and otherwise as short-term capital gain or loss.

In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of shares of common stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our shares of common stock may be disallowed if the U.S. holder purchases our shares of common stock (or substantially similar shares of common stock) within 30 days before or after the disposition.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of  “section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares of common stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 39.6%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of  $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Withholding
We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% with respect to distributions unless such holder:
•
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•
provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.

Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of our shares of common stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our shares of common stock, including any reporting requirements.
For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.
A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the non-U.S. holder. See “— Taxable Mortgage Pools and Excess Inclusion Income.” If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares of common stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:
•
a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

•
the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our shares of common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on the shares of common stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of common stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of common stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of common stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of  “United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or MBS. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph or is a qualified shareholder or a qualified foreign pension fund (both as defined below), the applicable withholding agent must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on our shares of common stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if  (i) our shares of common stock are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of our shares of common stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common stock is treated as being regularly traded on an established securities market in the United States. If our common stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of our common stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our common stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of common stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We may be a United States real property holding corporation based on our investment strategy. In that case, gains from the sale of our shares of common stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of common stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons.

If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if  (i) our common stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period. As noted above, believe that our common stock is treated as being regularly traded on an established securities market in the United States. If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
In addition, dispositions of our common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. An actual or deemed disposition of our common stock by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares of common stock.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with Treasury to collect and provide to Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S. source periodic payments and will apply to payments of gross proceeds from a sale or redemption made after December 31, 2018. If we determine withholding is appropriate with respect to a Withholdable Payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
State, Local and Foreign Taxes
We and/or our subsidiaries and common stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or our common stockholders transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and our common stockholders may differ from the U.S. federal income tax treatment of us and our common stockholders described above. Consequently, common stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our shares of common stock.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference the following documents or information filed with the SEC:
•
our Annual Report on Form 10-K, for the year ended December 31, 2015;

•
our Current Report on Form 8-K filed with the SEC on March 1, 2016 (except with respect to item 7.01 therein), May 4, 2015 (except with respect to item 7.01 therein);

•
our definitive proxy statement for our annual meeting of shareholders held on June 3, 2015; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 10, 2015.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
We will provide copies of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Secretary at the number listed below or in writing by first class mail to the address listed below.
Irving Potter
Great Ajax Corp.
9400 SW Beaverton-Hillsdale Hwy, Suite 131
Beaverton, Oregon 97005
503-505-5670

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.great-ajax.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. The registration statement of which this prospectus is a part is also available to you on the SEC’s website.

LEGAL MATTERS
The validity of the common stock and certain other legal matters will be passed upon for us by Morrison & Foerster LLP, New York, New York.
EXPERTS
The consolidated financial statements of Great Ajax Corp. as of December 31, 2015 and 2014, and for the year ended December 31, 2015 and for the period from January 30, 2014 (date of inception) through December 31, 2014, included in the Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

$20,500,000
7.25% Convertible Senior Notes due 2024

PROSPECTUS

Raymond James
JMP Securities
August 14, 2017